WAREHOUSE/INDUSTRIAL LEASE AGREEMENT

BY AND BETWEEN
174 LAWRENCE DRIVE INVESTORS LLC,
A DELAWARE LIMITED LIABILITY COMPANY

AS LANDLORD
AND

ZELTIQ AESTHETICS, INC.,
A DELAWARE CORPORATION
AS TENANT

DATED JANUARY 31, 2017

TABLE OF CONTENTS

1.	DEMISE; TERMINATION OF EXISTING LEASE 1

2.	PREMISES 1

3.	TERM 4

4.	RENT 4

5.	UTILITY EXPENSES 11

6.	LATE CHARGE 11

7.	SECURITY DEPOSIT 12

8.	POSSESSION 12

9.	USE OF PREMISES 13

10.	ACCEPTANCE OF PREMISES 15

11.	SURRENDER 15

12.	ALTERATIONS AND ADDITIONS 16

13.	MAINTENANCE AND REPAIRS OF PREMISES 18

14.	LANDLORD’S INSURANCE 19

15.	TENANT’S INSURANCE 19

16.	INDEMNIFICATION 20

17.	SUBROGATION 21

18.	SIGNS 21

19.	FREE FROM LIENS 22

20.	ENTRY BY LANDLORD 22

21.	DESTRUCTION AND DAMAGE 23

22.	CONDEMNATION 25

23.	ASSIGNMENT AND SUBLETTING 26

24.	DEFAULT 31

25.	LANDLORD’S REMEDIES 33

26.	LANDLORD’S RIGHT TO PERFORM TENANT’S OBLIGATIONS 36

27.	ATTORNEYS’ FEES 36

28.	TAXES 37

29.	EFFECT OF CONVEYANCE 37

30.	TENANT’S ESTOPPEL CERTIFICATE 37

31.	SUBORDINATION 37

32.	ENVIRONMENTAL COVENANTS 38

33.	NOTICES 41

34.	WAIVER 42

35.	HOLDING OVER 42

36.	SUCCESSORS AND ASSIGNS 42

37.	TIME 42

38.	BROKERS 42

39.	LIMITATION OF LIABILITY 43

40.	FINANCIAL STATEMENTS 44

41.	RULES AND REGULATIONS 44

42.	MORTGAGEE PROTECTION 44

43.	PARKING 45

44.	ENTIRE AGREEMENT 46

45.	INTEREST 46

46.	CONSTRUCTION 46

47.	REPRESENTATIONS AND WARRANTIES OF TENANT 46

48.	NAME OF BUILDING 48

49.	RELOCATION 48

50.	RENEWAL OPTION (WITH FMV RENT) 48

51.	TENANT’S EARLY TERMINATION RIGHT 50

52.	INTENTIONALLY OMITTED 51

53.	INTENTIONALLY OMITTED 51

54.	INTENTIONALLY OMITTED 51

55.	SECURITY 51

56.	JUDICIAL REFERENCE 51

57.	RECORDATION 53

58.	FORCE MAJEURE 53

59.	ACCEPTANCE 53

60.	MISCELLANEOUS 53

LIST OF EXHIBITS

Index of Exhibits
A	Diagram of the Premises
B	Tenant Improvement Bid
C	Intentionally Omitted
D	Rules and Regulations
E	Intentionally Omitted
E-1	Form of Estoppel
F	Rent Payment Instructions
G	Hazardous Materials Disclosure Certificate

LEASE AGREEMENT
BASIC LEASE INFORMATION

Lease Date:	January 31, 2017
Landlord:	174 Lawrence Drive Investors LLC, a Delaware limited liability company
Landlord’s Address:
c/o UBS Realty Investors LLC
455 Market Street, Suite 1000
San Francisco, California 94105
Attention: Asset Manager

All notices sent to Landlord under this Lease shall be sent to the above address, with copies to:

Westcore Properties, LLC 1415 N Market Blvd, Suite 1 Sacramento, CA 95834 Attention: Property Manager and
UBS Realty Investors LLC c/o General Counsel 10 State House Square, 15th Floor Hartford, CT 06103-3604
Tenant:	Zeltiq Aesthetics, Inc., a Delaware corporation
Tenant’s Contact Person:	Carl Lamm and Austin Barrett
Tenant’s Address:	Pre-Commencement Date: 7085 Las Positas Road, Suite G Livermore, California Livermore, California 94551 Post Commencement Date: The Premises
Premises Square Footage:	Approximately Forty Two Thousand Six Hundred Eighty Eight (42,688) rentable square feet
Premises Address:	7041 Las Positas Road, Suite C/D Livermore, California 94551
Project:
The “Greenville Business Center”, together with the land on which the Project is situated and all Common Areas containing an aggregate of approximately 475,099 rentable square feet consisting of four (4) buildings commonly known by the following street addresses: 174 Lawrence Drive, 7041 Las Positas Road, 7066 Las Positas Road and 7085 Las Positas Road.

Building (if not the same as the Project):	7041 Las Positas Road, Livermore, California containing approximately 184,912 rentable square feet.
Tenant’s Proportionate Share of Project:	8.99%
Tenant’s Proportionate Share of Building:	23.09%
Length of Term:	Sixty (60) months
Commencement Date:	February 1, 2017
Expiration Date:	January 31, 2022
Monthly Base Rent:	Months	Sq. Ft.	Monthly Base Rate (rounded)	Monthly Base Rent
	1 – 2	42,688	× $0.00	= $0.00
	3 – 12	42,688	× $0.50	= $21,344.00
	13 – 24	42,688	× $0.52	= $21,984.32
	25 – 36	42,688	× $0.53	= $22,643.85
	37 – 48	42,688	× $0.55	= $23,323.17
	49 – 60	42,688	× $0.56	= $24,022.86
Escalations:	Three percent (3%) annual increases
Prepaid Base Rent:	Twenty One Thousand Three Hundred Forty Four and No/100 Dollars ($21,344.00)
Prepaid Additional Rent:	Six Thousand Eight Hundred Thirty and 08/100 Dollars ($6,830.08)
Month to which Prepaid Base Rent and Additional Rent will be Applied:	Third (3rd) month of the Term
Security Deposit:
Thirty Thousand Eight Hundred Fifty Two and 94/100 Dollars ($30,852.94). Concurrently with Tenant’s execution of this Lease, Tenant shall deposit $19,824.44 to the existing deposit of $11,028.50 to be held in accordance with the terms of Section 7 of this Lease.

Permitted Use:
Tenant shall use and occupy the Premises solely for the purpose of warehousing and general office use or any other legal use, which is reasonably comparable thereto (subject to Landlord’s reasonable prior approval), as may be permitted under existing laws governing the Premises and for no other use or purpose. Landlord makes no warranty that the Permitted Use is permitted for the Premises under applicable Laws (as defined below).

Unreserved Parking Spaces:	Forty-six (46) nonexclusive and undesignated parking spaces
Normal Business Hours:	9:00 to 5:00, weekdays, or such other hours as the Landlord may establish.
Broker(s):	Lee & Associates – East Bay, Inc. (Landlord’s Broker) T3Advisors, LLC (Tenant’s Broker)
Tenant Improvements Allowance:	None
Tenant Improvements Loan:	None
Architect:	Not applicable
Guarantors:	None

ZRDOCS #95872 v~~5~~6 Zeltiq Lease

LEASE AGREEMENT
THIS LEASE AGREEMENT is made and entered into by and between Landlord and Tenant on the Lease Date. The defined terms used in this Lease which are defined in the Basic Lease Information attached to this Lease Agreement (“Basic Lease Information”) shall have the meaning and definition given them in the Basic Lease Information. The Basic Lease Information, the exhibits, and this Lease Agreement are and shall be construed as a single instrument and are referred to herein as the “Lease”.
1.DEMISE; TERMINATION OF EXISTING LEASE
In consideration for the rents and all other charges and payments payable by Tenant, and for the agreements, terms and conditions to be performed by Tenant in this Lease, LANDLORD DOES HEREBY LEASE TO TENANT, AND TENANT DOES HEREBY HIRE AND TAKE FROM LANDLORD, the Premises described below (the “Premises”), upon the agreements, terms and conditions of this Lease for the Term hereinafter stated.
Tenant is currently leasing certain other premises in the Project, consisting of approximately 15,755 square feet, commonly known as Suite G located at 7085 Las Positas Road, Livermore, California (“Suite G Premises”) under that certain Multi-Tenant Industrial/Commercial Lease dated October 3, 2013 by and between Landlord’s predecessor-in-interest, Westcore Greenville, LLC, a Delaware limited liability company (“Original Landlord”), and Tenant, as amended by that certain First Amendment to Multi-Tenant Industrial/Commercial Lease (Net) dated May 5, 2014 by and between Original Landlord and Tenant, and that certain Second Amendment to Multi-Tenant Industrial/Commercial Lease (Net) dated April 28, 2015 by and between Original Landlord and Tenant (collectively, the “Existing Lease”), the term of which expires on May 31, 2017. Landlord and Tenant hereby agree that the Existing Lease shall terminate on the date which is ninety (90) days after the Commencement Date and that from and after such date, the Existing Lease shall be of no further force or effect, except for those obligations which expressly survive such termination (including, without limitation, Tenant’s surrender and restoration obligations).
2.    PREMISES
The Premises demised by this Lease are located in that certain building (the “Building”) specified in the Basic Lease Information, which Building is located in that certain real estate development (the “Project”) specified in the Basic Lease Information. The Premises has the address and contains the square footage specified in the Basic Lease Information. The location and dimensions of the Premises are depicted on Exhibit A, which is attached hereto and incorporated herein by this reference, provided that any statement of square footage set forth in this Lease, or that may have been used in calculating any of the economic terms hereof, is an approximation which Landlord and Tenant agree is reasonable and, except as expressly set forth in Paragraph 4.3.3 below, no economic terms based thereon shall be subject to revision whether or not the actual square footage is more or less. The square footage of the Premises shall be deemed to be as set forth in the Basic Lease Information. Tenant represents and warrants to Landlord that Tenant has had an opportunity to measure the actual dimensions of the Premises and the Building and agrees to the square footage

ZRDOCS #95872 v~~5~~6 Zeltiq Lease

figures set forth hereinabove for all purposes under this Lease (except in the event of a condemnation or casualty that decreases the size of the Premises and/or Building as more fully provided elsewhere in the Lease). Tenant shall have the non-exclusive right (in common with other tenants, Landlord and any other person granted use by Landlord) to use the Common Areas (as hereinafter defined), except that, with respect to parking, Tenant shall have only a license to use the number of non-exclusive and undesignated parking spaces set forth in the Basic Lease Information in the Project’s parking areas (the “Parking Areas”), provided that (i) Landlord shall not be required to enforce Tenant’s right to use such parking spaces and (ii) the number of parking spaces allocated to Tenant hereunder shall be reduced on a proportionate basis if any of the parking spaces in the Parking Areas are taken or otherwise eliminated as a result of any Condemnation (as hereinafter defined) or casualty event. No easement for light or air is incorporated in the Premises. For purposes of this Lease, “Common Areas” means all areas and facilities outside the Premises and within the exterior boundary line of the Project that are provided and designated by Landlord for the non-exclusive use of Landlord, Tenant and other tenants of the Project and their respective employees, and Visitors (as defined below).
The Premises shall be leased by Tenant in “as-is” condition without any improvements or alterations by Landlord except as otherwise expressly provided in this Lease. Notwithstanding the foregoing, Landlord shall deliver the Premises to Tenant in broom clean condition on the Commencement Date, and, at Landlord’s sole cost and expense using building standard materials, perform the work described in the Tenant Improvement Bid dated December 13, 2016 prepared by Kares Construction Inc. and attached as Exhibit B to this Lease, prior to the Commencement Date, including the following improvements in the Premises (collectively, the “Tenant Improvements”): (a) upgrade all restrooms in the Premises with new fixtures (i.e., sink hardware and toilets); and (b) replace all flooring in the office areas with new VCT or carpet selected by Tenant, provided that in no event shall the cost of the Tenant Improvements exceed $29,000.00. Within five (5) business days of Tenant’s receipt of Building standard samples for the flooring, Tenant shall make a selection in writing to Landlord. If Tenant fails to timely select such flooring, Tenant shall have no further right to make such selection and Landlord may choose the flooring in its sole and absolute discretion. In addition, the Premises shall be delivered to Tenant in broom clean condition with the Building systems serving the Premises in good working order as of the Commencement Date. If the Premises are not in the required condition as of the Commencement Date, Landlord shall, except as otherwise provided in this Lease, promptly after receipt of written notice from Tenant setting forth with specificity the nature and extent of such non-compliance, commence to rectify same at Landlord’s expense. If Tenant does not give Landlord written notice of a non-compliance with this condition within sixty (60) days after the Commencement Date, such warranty shall lapse and correction of any non-compliance shall be performed in accordance with the other provisions of this Lease. The foregoing shall not be deemed to require Landlord to replace any of the systems, as opposed to repair any systems, except to the extent necessary for such systems to be in good working order.
In addition, Landlord shall provide to Tenant a lighting allowance to reimburse Tenant for fifty percent (50%) of the costs and expenses (“Lighting Costs”) incurred by Tenant as a direct result of Tenant’s upgrade of the warehouse lighting in the Premises (the “Lighting Work”) up to an aggregate maximum amount of Forty Thousand and No/100 Dollars ($40,000.00) (the “Lighting Allowance”). Landlord shall pay the Lighting Allowance to Tenant upon Landlord’s receipt of paid

ZRDOCS #95872 v~~5~~6 Zeltiq Lease

invoices therefor and unconditional mechanics lien waivers for the Lighting Work. If Tenant has not requested payment of the Lighting Allowance by the date which is twelve (12) calendar months after the Commencement Date, then Tenant shall not be entitled to any further payments of, and shall not have any further right to, such portion of the Lighting Allowance. The Lighting Work shall be subject to all of the applicable terms and provisions of this Lease, including, without limitation, all of the requirements for Alterations (as hereinafter defined) set forth in Section 12 of this Lease. Tenant will be responsible for paying fifty percent (50%) of the Lighting Costs and any portion of the remaining fifty percent (50%) of the Lighting Costs in excess of the Lighting Allowance.
Landlord has the right, in its sole discretion, from time to time, to: (a) make changes to the Common Areas, including, without limitation, changes in the location, size, shape and number of driveways, entrances, parking spaces, parking areas, ingress, egress, direction of driveways, entrances, corridors and walkways, so long as such changes do not materially and adversely interfere with access to the Premises; (b) close temporarily any of the Common Areas so long as reasonable access to the Premises remains available; (c) add additional buildings and improvements to the Common Areas or remove existing buildings or improvements therefrom; (d) use the Common Areas while engaged in making additional improvements, repairs or alterations to the Project or any portion thereof; and (e) do and perform any other acts or make any other changes in, to or with respect to the Common Areas and the Project as Landlord may, in its sole discretion, deem to be appropriate. Without limiting the foregoing, Landlord reserves the right from time to time to install, use, maintain, repair, relocate and replace pipes, ducts, conduits, wires, meters, and equipment for service to the Premises or to other parts of the Building which are above the ceiling surfaces, below the floor surfaces, within the walls and in the central core areas of the Building which are located within the Premises or located elsewhere in the Building. Landlord shall use commercially reasonable efforts while conducting such activities to minimize any interference with Tenant’s use of the Premises.
No rights to any view or to light or air over any property, whether belonging to Landlord or any other person, are granted to Tenant by this Lease. If at any time any windows of the Premises are temporarily darkened or the light or view therefrom is obstructed, the same shall be without liability to Landlord and without any reduction or diminution of Tenant’s obligations under this Lease. Landlord shall have the absolute right at all times, including an emergency situation, to limit, restrict, or prevent access to the Premises, the Building, and/or the Project in response to an actual, suspected, perceived, or publicly or privately announced health or security threat.
Pursuant to California Civil Code Section 1938, Landlord is required to inform Tenant whether the Premises has undergone inspection by a Certified Access Specialist (“CASp”) to determine whether the Premises meets all applicable construction-related accessibility standards pursuant to Section 55.53 of the California Civil Code. Landlord hereby informs Tenant that the Premises have not been so inspected by a CASp. Tenant hereby acknowledges that neither the Project nor the Premises has undergone inspection by a CASp. As required by Section 1938(e) of the California Civil Code, Landlord hereby states as follows: "A Certified Access Specialist (CASp) can inspect the subject premises and determine whether the subject premises comply with all of the applicable construction-related accessibility standards under state law. Although state law does not require a

ZRDOCS #95872 v~~5~~6 Zeltiq Lease

CASp inspection of the subject premises, the commercial property owner or lessor may not prohibit the lessee or tenant from obtaining a CASp inspection of the subject premises for the occupancy or potential occupancy of the lessee or tenant, if requested by the lessee or tenant. The parties shall mutually agree on the arrangements for the time and manner of the CASp inspection, the payment of the fee for the CASp inspection, and the cost of making any repairs necessary to correct violations of construction-related accessibility standards within the premises." In furtherance of the foregoing, Landlord and Tenant hereby agree that any CASp inspection requested by Tenant shall be conducted, at Tenant's sole cost.
3.    TERM
The term of this Lease (the “Term”) shall commence on February 1, 2017 (the “Commencement Date”) and shall terminate on January 31, 2022 (the “Expiration Date”).
4.    RENT
4.1    Base Rent. Tenant shall pay to Landlord, in advance on the first day of each month, without further notice or demand and without offset, rebate, credit or deduction for any reason whatsoever, the monthly installments of rent specified in the Basic Lease Information (the “Base Rent”).
Upon execution of this Lease, Tenant shall pay to Landlord the Security Deposit, Prepaid Rent and first monthly installment of estimated Additional Rent (as hereinafter defined) specified in the Basic Lease Information to be applied toward Base Rent and Additional Rent for the month of the Term specified in the Basic Lease Information.
4.2    Additional Rent. This Lease is intended to be a triple-net Lease with respect to Landlord; subject to the terms of this Lease, the Base Rent owing hereunder is (i) to be paid by Tenant absolutely net of all costs and expenses relating to Landlord’s ownership and operation of the Project and the Building, and (ii) not to be reduced, offset or diminished, directly or indirectly, by any cost, charge or expense payable hereunder by Tenant or by others in connection with the Premises, the Building and/or the Project or any part thereof. The provisions of this Paragraph 4.2 for the payment of Tenant’s Proportionate Share(s) of Expenses (as hereinafter defined) are intended to pass on to Tenant Tenant’s Proportionate Share of all such costs and expenses relating to Landlord’s ownership and operation of the Premises, the Building and/or the Project. Landlord may from time to time, at its option, equitably allocate and charge Expenses to an individual Building(s) or Tenant(s) in the Project in its reasonable discretion.
During the term, in addition to the Base Rent, Tenant shall pay to Landlord, in accordance with this Paragraph 4, Tenant’s Proportionate Share(s) of all costs

ZRDOCS #95872 v~~5~~6 Zeltiq Lease

and expenses paid or incurred by Landlord in connection with the ownership, operation, maintenance, management and repair of the Premises, the Building and/or the Project or any part thereof (collectively, the “Expenses”), including, without limitation, all the following items (the “Additional Rent”):
4.2.1    Taxes and Assessments. All real estate taxes and assessments, which shall include any form of tax, assessment, fee, license fee, business license fee, levy, penalty (if a result of Tenant’s delinquency), or tax (other than net income, estate, succession, inheritance, transfer or franchise taxes), imposed by any authority having the direct or indirect power to tax, or by any city, county, state or federal government or any improvement or other district or division thereof, whether such tax is: (A) determined by the area of the Premises, the Building and/or the Project or any part thereof, or the Rent and other sums payable hereunder by Tenant or by other tenants, including, but not limited to, any gross income or excise tax levied by any of the foregoing authorities with respect to receipt of Rent and/or other sums due under this Lease; (B) upon any legal or equitable interest of Landlord in the Premises, the Building and/or the Project or any part thereof; (C) upon this transaction or any document to which Tenant is a party creating or transferring any interest in the Premises, the Building and/or the Project; (D) levied or assessed in lieu of, in substitution for, or in addition to, existing or additional taxes against the Premises, the Building and/or the Project, whether or not now customary or within the contemplation of the parties; or (E) surcharged against the Premises, the Building or the Project. It is the intention of the parties that all new and increased assessments, taxes, fees, levies and charges due to any cause whatsoever are to be included within the definition of real property taxes for purposes of this Lease. “Taxes and assessments” shall also include reasonable legal and consultants’ fees, costs and disbursements incurred in connection with proceedings to contest, determine or reduce taxes, Landlord specifically reserving the right, but not the obligation, to contest by appropriate legal proceedings the amount or validity of any taxes.
4.2.2    Insurance. All insurance premiums for the Building and/or the Project or any part thereof, including premiums for “all risk” fire and extended coverage insurance, commercial general liability insurance, rent loss or abatement insurance, earthquake insurance, flood or surface water coverage, and other insurance as Landlord deems necessary in its sole discretion, and any commercially reasonable deductibles paid under policies of any such insurance.
4.2.3    Utilities. The cost of all Utilities (as hereinafter defined) serving the Premises, the Building and the Project that are not separately metered to Tenant or any other tenant of the Project, any assessments or charges for Utilities or similar purposes included within any tax bill for the Building or the Project, including, without limitation, entitlement fees, allocation unit fees, and/or any similar fees or charges and

ZRDOCS #95872 v~~5~~6 Zeltiq Lease

any penalties (if a result of Tenant’s delinquency) related thereto, and any amounts, taxes, charges, surcharges, assessments or impositions levied, assessed or imposed upon the Premises, the Building or the Project or any part thereof, or upon Tenant’s use and occupancy thereof, as a result of any rationing of Utility services or restriction on Utility use affecting the Premises, the Building and/or the Project, as contemplated in Paragraph 5 below (collectively, “Utility Expenses”).
4.2.4    Common Area Operating Expenses. All costs to operate, maintain, repair, replace, supervise, insure and administer the Common Areas, including supplies, materials, labor and equipment used in or related to the operation and maintenance of the Common Areas, including parking areas (including, without limitation, all costs of resurfacing and restriping parking areas), signs and directories on the Building and/or the Project, landscaping (including maintenance contracts and fees payable to landscaping consultants), amenities, sprinkler systems, sidewalks, walkways, driveways, curbs, lighting systems and security services, if any, provided by Landlord for the Common Areas, and any charges, assessments, costs or fees levied by any association or entity of which the Project or any part thereof is a member or to which the Project or any part thereof is subject.
4.2.5    Parking Charges. Any parking charges or other costs levied, assessed or imposed by, or at the direction of, or resulting from statutes or regulations, or interpretations thereof, promulgated by any governmental authority or insurer in connection with the use or occupancy of the Building or the Project.
4.2.6    Maintenance and Repair Costs. Except for costs which are the responsibility of Landlord pursuant to Paragraph 13.2 below, all costs to maintain, repair, and replace the Premises, the Building and/or the Project or any part thereof, including, without limitation, (A) all costs paid under maintenance, management and service agreements such as contracts for janitorial, security and refuse removal, (B) all costs to maintain, repair and replace the roof coverings of the Building or the Project or any part thereof, (C) all costs to maintain, repair and replace the heating, ventilating, air conditioning, plumbing, gas, sewer, drainage, electrical, fire protection and life safety systems and other mechanical and electrical systems and equipment serving the Premises, the Buildings and/or the Project or any part thereof (collectively, the “Systems”), (D) the cost of maintenance, depreciation and replacement of machinery, tools and equipment (if owned by Landlord) and for rental paid for such machinery, tools and equipment (if rented) used in connection with the operation or maintenance of the Building, and (E) costs for improvements made to the Project which, although capital in nature, Landlord determines, in its sole reasonable discretion, are necessary to enhance and improve security at the Project.

ZRDOCS #95872 v~~5~~6 Zeltiq Lease

4.2.7    Life Safety and Security Costs. All costs to install, maintain, repair and replace all life safety systems, including, without limitation, (a) all fire alarm systems, serving the Premises, the Building and/or the Project or any part thereof (including all maintenance contracts and fees payable to life safety consultants) whether such systems are or shall be required by Landlord’s insurance carriers, Laws (as hereinafter defined) or otherwise, and (b) all costs of security and security systems at the Project, including, without limitation, (i) wages and salaries (including management fees) of all employees engaged in the security of the Project; (ii) all supplies, materials, equipment, and devices used in the security of the Project, and any upgrades thereto; and (iii) all service or maintenance contracts with independent contractors for Project security, including, without limitation, alarm service personnel, security guards, watchmen, and any other security personnel.
4.2.8    Management and Administration. All reasonable costs for management and administration of the Premises, the Building and/or the Project or any part thereof, including, without limitation, a property management fee, accounting, auditing, billing, postage, salaries and benefits for all employees and contractors engaged in the management, operation, maintenance, repair and protection of the Building and the Project, whether located on the Project or off-site, payroll taxes and legal and accounting costs, and fees for licenses and permits related to the ownership and operation of the Project, and office rent for the Building and/or Project management office or the rental value of such office if it is located within the Building and/or Project.
4.2.9    Capital Improvements. Amounts paid for capital improvements or other capital costs incurred in connection with the Project (a) which are intended to effect economies in the operation or maintenance of the Project, or any portion thereof, (b) that are required to comply with present or anticipated conservation programs, (c) which are replacements or modifications of structural or nonstructural items located in the Common Areas required to keep the Common Areas in good order or condition, (d) that are required under any governmental law or regulation, (e) which Landlord determines, in its sole reasonable discretion are necessary to enhance and improve security at the Project, or (f) which are capitalized by Landlord under industry standard sound real estate accounting principles.
Notwithstanding anything in this Paragraph 4.2 to the contrary, with respect to all sums payable by Tenant as Additional Rent under this Paragraph 4.2 for the replacement of any item or the construction of any new item in connection with the physical operation of the Premises, the Building or the Project (e.g., HVAC, roof membrane or coverings and parking area) which is a capital item the replacement of which would be capitalized under Landlord’s commercial real estate accounting practices, Tenant shall be required to pay only the Tenant’s Proportionate Share of the cost of the item falling due within the Term (including any Renewal Term) based upon the amortization of the same over the useful life of such item, as reasonably determined by Landlord.

ZRDOCS #95872 v~~5~~6 Zeltiq Lease

4.2.1    "Expense Adjustment Deadline" means the date which is eighteen (18) months after the Expiration Date or earlier termination date of this Lease. Notwithstanding anything to the contrary contained in this Lease, Tenant shall have no obligation to pay any Expenses to Landlord which are first billed by the Landlord after the Expense Adjustment Deadline; provided, however, nothing contained herein shall be deemed to relieve Tenant from its liability to pay Tenant’s Proportionate Share of Expenses under this Lease which were billed by Landlord prior to the Expense Adjustment Deadline. Similarly, Landlord shall have no obligation to return, rebate or credit to Tenant any refund, rebate, or return of Expenses received by Landlord after the Expense Adjustment Deadline.
4.2.2    Exclusions from Expenses. Expenses shall expressly exclude: (a) payments on any loans or ground leases affecting the Project; (b) costs, including legal fees, space planners' fees, and brokerage fees incurred in connection with the original construction or development, or leasing of the Project, and costs, including permit, license and inspection costs, incurred with respect to the installation of tenant improvements made for tenants in the Project or incurred in renovating or otherwise improving, decorating, painting or redecorating vacant space for tenants or other occupants of the Project; (c) any bad debt loss, rent loss, or reserves of any kind; (d) costs associated with the operation of the business of the entity which constitutes Landlord, as the same are distinguished from the costs of operation of the Building or Project; (e) costs of selling, syndicating, financing, mortgaging or hypothecating any of the Landlord's interest in the Project, and costs incurred in connection with any disputes between Landlord and its employees, Landlord and its tenants, or between Landlord and Project management; (f) overhead and profit increment paid to the Landlord or to subsidiaries or affiliates of the Landlord for services in the Project to the extent the same exceeds the costs of such services rendered by qualified, first-class unaffiliated third parties on a competitive basis; (g) costs, including fines or penalties, incurred due to a violation of any Law in force and effect as of the Commencement Date (For this purpose, a change in interpretation of or change in the procedures for enforcing an existing law will be the equivalent of a new law); (h) costs for repairs or other work incurred by reason of fire or other casualty, or by the exercise of the right of eminent domain, to the extent Landlord is reimbursed through insurance proceeds or condemnation awards, or would have been so reimbursed if Landlord had in force all insurance required to be carried by Landlord under this Lease; (i) costs for repairs to correct defects in the original construction of the Project, or repairs that are covered by warranties to the extent actually covered by such warranties, or structural repairs or replacements; (j) costs, attorneys' and other professional fees and expenses incurred in connection with lease negotiations with prospective Project tenants or the enforcement of leases affecting the Project; (k) costs incurred to comply with laws relating to the removal of Hazardous Materials which was in existence in the Building or on the Project prior to the Commencement Date, or after the Commencement Date

ZRDOCS #95872 v~~5~~6 Zeltiq Lease

to the extent not caused by Tenant; (l) costs for capital improvements, repairs or replacements to the Project, except as set forth in Section 4.2.9, above; (l) interest, fines or penalties incurred by Landlord, except to the extent incurring such expense is either (1) a reasonable business expense under the circumstances, or (2) caused by a corresponding late payment or violation of an applicable Law by Tenant, in which event Tenant shall be responsible for the full amount of such expense; (m) advertising and promotional expenditures and any other marketing expense incurred in connection with the leasing of space in the Project; (n) the cost of any items to the extent to which such cost is reimbursed to Landlord by tenants of the Project (other than as a reimbursement of operating expenses), or other third parties; (o) costs incurred in connection with property damage or personal injury arising from the negligence or willful misconduct of Landlord or its agents, employees or contractors; (p) costs arising from Landlord's breach of this Lease; (q) costs of all items and services for which Tenant reimburses Landlord directly or pays to third parties, or which Landlord provides selectively to one or more tenants or occupants of the Project (other than Tenant); (r) the wages and benefits of any employee who does not devote substantially all of his or her employed time to the Project unless such wages and benefits are prorated to reflect time spent on operating and managing the Project vis-à-vis time spent on matters unrelated to operating and managing the Project; and (s) except as permitted under Paragraph 4.2.9 with respect to governmental laws or regulations enacted or newly enforced after the date of this Lease, any capital improvements relating to the structural portions of the roof (but not the roof membrane), foundation, structural components of the floor slab (not caused by Lessee’s excessive load beyond slab rating), structural columns, and exterior walls of the Building.
4.3    Payment of Additional Rent.
4.3.1    Upon commencement of this Lease, Landlord shall submit to Tenant an estimate of monthly Additional Rent for the period between the Commencement Date and the following December 31 and Tenant shall pay such estimated Additional Rent on a monthly basis, in advance, on the first day of each month. Tenant shall continue to make said monthly payments until notified by Landlord of a change therein. If at any time or times Landlord determines that the amounts payable under Paragraph 4.2 for the current Computation Year will vary from Landlord’s estimate given to Tenant, Landlord, by notice to Tenant, may revise the estimate for such year, and subsequent payments by Tenant for such year shall be based upon such revised estimate. By April 1 of each calendar Year following the initial Computation Year, Landlord shall endeavor to provide to Tenant a statement showing the actual Additional Rent due to Landlord for the prior Computation Year, to be prorated during the first year from the Commencement Date. If the total of the monthly payments of Additional Rent that Tenant has made for the prior Computation Year is less than the actual Additional Rent chargeable to Tenant for such prior Computation

ZRDOCS #95872 v~~5~~6 Zeltiq Lease

Year, then Tenant shall pay the difference in a lump sum within ten (10) business days after receipt of such statement from Landlord. Any overpayment by Tenant of Additional Rent for the prior calendar year shall be credited towards the Additional Rent next due or returned to Tenant in a lump sum payment within ten (10) business days after delivery of such statement.
4.3.2    Landlord’s then-current annual operating and capital budgets for the Building and the Project or the pertinent part thereof shall be used for purposes of calculating Tenant’s monthly payment of estimated Additional Rent for the current year, subject to adjustment as provided above. Landlord shall make the final determination of Additional Rent for the year in which this Lease terminates as soon as possible after the end of such year. Even though the Term has expired and Tenant has vacated the Premises, Tenant shall remain liable for payment of any amount due to Landlord in excess of the estimated Additional Rent previously paid by Tenant, and, conversely, Landlord shall promptly return to Tenant any overpayment. Failure of Landlord to submit statements as called for herein shall not be deemed a waiver of Tenant’s obligation to pay Additional Rent as herein provided.
4.3.3    With respect to Expenses which Landlord allocates to the Building, Tenant’s “Proportionate Share” shall be the percentage set forth in the Basic Lease Information as Tenant’s Proportionate Share of the Building, as adjusted by Landlord from time to time for a remeasurement of or changes in the physical size of the Premises or the Building, whether such changes in size are due to an addition to or a sale or conveyance of a portion of the Building or otherwise. With respect to Expenses which Landlord allocates to the Project as a whole or to only a portion of the Project, Tenant’s “Proportionate Share” shall be with respect to expenses which Landlord allocates to the entire Project, the percentage set forth in the Basic Lease Information as Tenant’s Proportionate Share of the Project and, with respect to Expenses which Landlord allocates to only a portion of the Project, a percentage calculated by Landlord from time to time in its sole discretion and furnished to Tenant in writing, in either case as adjusted by Landlord from time to time for a remeasurement of or changes in the physical size of the Premises or the Project, whether such changes in size are due to an addition to or a sale or conveyance of a portion of the Project or otherwise. Notwithstanding the foregoing, Landlord may equitably adjust Tenant’s Proportionate Share(s) for all or part of any item of expense or cost reimbursable by Tenant that relates to a repair, replacement, or service that benefits only the Premises or only a portion of the Building and/or the Project or that varies with the occupancy of the Building and/or the Project. Landlord shall have the right to adjust Tenant’s Proportionate Share(s) of any Utility Expenses based upon Tenant’s use of the Utilities or similar services as reasonably estimated and determined by Landlord based upon factors such as size of the Premises and intensity of use of such Utilities by Tenant such that Tenant shall pay the portion of such charges reasonably consistent with Tenant’s

ZRDOCS #95872 v~~5~~6 Zeltiq Lease

use of such Utilities and other services and costs. If Tenant disputes any such estimate or determination of Utility Expenses, then Tenant shall either pay the estimated amount or cause the Premises to be separately metered at Tenant’s sole expense.
4.3.4    In the event the average occupancy level of the Building or the Project is not one hundred percent (100%), then the Expenses shall be adjusted by the Landlord to reflect those costs which would have incurred had the Building or the Project, as applicable, been one hundred percent (100%) occupied during such year.
4.3.5    Landlord reserves the right from time to time to remeasure the Premises, the Building and/or the Project in accordance with the current or revised generally accepted measurement standards utilized by Landlord and to thereafter adjust the Proportionate Share(s) of Tenant and any other affected tenants of the Building and/or Project.
4.4    General Payment Terms. The Base Rent, Additional Rent and all other sums payable by Tenant to Landlord hereunder, any late charges assessed pursuant to Paragraph 6 below and any interest assessed pursuant to Paragraph 45 below, are referred to as the “Rent”. All Rent shall be paid without deduction, offset or abatement in lawful money of the United States of America and through a domestic branch of a United States financial institution, by check or electronic payment. Checks are to be made payable to “174 Lawrence Drive Investors LLC” and mailed to: PO Box 740738, Los Angeles, California 90074-0738, or to such other person or place as Landlord may, from time to time, designate to Tenant in writing. Electronic payments shall be made in accordance with the rent payment instructions attached as Exhibit F to this Lease. Rent for any fractional part of a calendar month at the commencement or termination of the Lease term shall be a prorated amount of the Rent for a full calendar month based upon a thirty (30) day month.
4.1     Statements Binding. Every statement given by Landlord pursuant to Paragraph 4.3.1 of this Paragraph 4 shall be conclusive and binding upon Tenant unless (i) within ninety (90) days after the receipt of such statement Tenant shall notify Landlord that it disputes the correctness thereof, specifying the particular respects in which the statement is claimed to be incorrect, and (ii) if such dispute shall not have been settled by agreement, Tenant shall commence the exercise of its rights under Section 4.6 below within ninety (90) days after receipt of the statement. Pending the determination of such dispute by agreement or binding arbitration as aforesaid, Tenant shall, within ten (10) days after receipt of such statement, pay Additional Rent in accordance with Landlord's statement and such payment shall be without prejudice to Tenant's position. If the dispute shall be

ZRDOCS #95872 v~~5~~6 Zeltiq Lease

determined in Tenant's favor, Landlord shall forthwith pay Tenant the amount of Tenant's overpayment of Additional Rent resulting from compliance with Landlord's statement.
4.2     Audit Rights. Provided Tenant notifies Landlord in accordance with the terms of Paragraph 4.5 above that Tenant disputes a statement received from Landlord, Tenant or its CPA (as defined below) shall have the right, at Tenant’s sole cost and expense, provided Tenant utilizes a Certified Public Accountant (the “CPA”) compensated solely on an hourly basis, upon at least thirty (30) days prior notice to Landlord at any time during regular business hours to audit, review and photocopy Landlord’s records pertaining to Expenses for the immediately previous calendar year only. Tenant shall complete the audit and present any disputed charges to Landlord, in writing, within six (6) months of receipt of Landlord’s statement pursuant to Paragraph 4.3.1. If Tenant fails to complete the audit and present any disputed charges to Landlord within the foregoing six (6) month period, then Tenant shall forfeit any rights to claim a refund, rebate, or return of the Expenses set forth in the statement. If, following Landlord’s receipt of the audit and any disputed charges (the “Report Date”), Landlord disputes the findings contained therein, and Landlord and Tenant are not able to resolve their differences within thirty (30) days following the Report Date, the dispute shall be resolved by binding arbitration as follows: Landlord and Tenant shall each designate an independent certified public accountant, which shall in turn jointly select a third independent Certified Public Accountant (the “Third CPA”). The Third CPA, within thirty (30) days of selection, shall, at Tenant’s sole expense, audit the relevant records and certify the proper amount within. That certification shall be final and conclusive. If the Third CPA determines that the amount of Expenses billed to Tenant was incorrect, the appropriate party shall pay to the other party the deficiency or overpayment, as applicable, within thirty (30) days following delivery of the Third Party CPA’s decision, without interest. If the audit accurately indicates that Landlord’s determination of Expenses overstated the actual Expenses by at least five percent (5%), Landlord shall give Tenant a credit against future monthly Base Rent for an amount equal to the reasonable and actual cost of the audit incurred by Tenant (provided that in no event shall such credit exceed $3,000.00). Tenant agrees to keep all information thereby obtained by Tenant confidential and to obtain the agreement of its CPA and Third CPA to keep all such information confidential. Tenant shall provide a copy of such CPA agreements to Landlord promptly upon request.

ZRDOCS #95872 v~~5~~6 Zeltiq Lease

5.    UTILITY EXPENSES
5.1    Tenant shall pay the cost of all water, sewer use, sewer discharge fees, permit costs, sewer connection fees, gas, heat, electricity, refuse pick-up, janitorial service, telephone and all materials and services or other utilities (collectively, “Utilities”) billed or metered separately to the Premises and/or Tenant, together with all taxes, assessments, charges and penalties added to or included within such cost. Tenant shall also be directly responsible for any nonstandard usage of electricity. The Premises, the Building and/or the Project may become subject to the rationing of Utility services or restrictions on Utility use as required by a public utility company, governmental agency or other similar entity having jurisdiction thereof, and Tenant’s occupancy hereunder shall be subject to such rationing or restrictions as may be imposed upon Landlord, Tenant, the Premises, the Building and/or the Project. Tenant shall in no event be excused or relieved from any covenant or obligation to be kept or performed by Tenant by reason of any such rationing or restrictions. Tenant shall comply with energy conservation programs implemented by Landlord by reason of rationing, restrictions or Laws.
5.2    Landlord shall not be liable for any loss, injury or damage to property caused by or resulting from any variation, interruption, or failure of Utilities due to any cause whatsoever, or from failure to make any repairs or perform any maintenance. No temporary interruption or failure of such services incident to the making of repairs, alterations, improvements, or due to accident, strike, or conditions or other events shall be deemed an eviction of Tenant or relieve Tenant from any of its obligations hereunder. In no event shall Landlord be liable to Tenant for any damage to the Premises or for any loss, damage or injury to any property therein or thereon occasioned by bursting, rupture, leakage or overflow of any plumbing or other pipes (including, without limitation, water, steam, and/or refrigerant lines), sprinklers, tanks, drains, drinking fountains or washstands, or other similar cause in, above, upon or about the Premises, the Building, or the Project.
5.3    Landlord makes no representation with respect to the adequacy or fitness of the air-conditioning, insulation, or ventilation equipment in the Building to maintain temperatures which may be required for, or because of, any equipment of Tenant or occupancy level. Landlord shall have no liability for loss or damage in connection therewith. Any supplementary air-conditioning, insulation, or ventilation equipment required for Tenant’s needs shall be at Tenant’s sole expense.

ZRDOCS #95872 v~~5~~6 Zeltiq Lease

6.    LATE CHARGE
Late payment to Landlord of Rent, or other amounts due hereunder will cause Landlord to incur costs not contemplated by this Lease, the exact amount of which will be extremely difficult to ascertain. If any Rent or other sums due from Tenant are not received by Landlord or by Landlord’s designated agent within five (5) days after their due date, then Tenant shall pay to Landlord a late charge equal to ten percent (10%) of such overdue amount, plus any costs and attorneys’ fees incurred by Landlord by reason of Tenant’s failure to pay Rent and/or other charges when due. Such late charges represent a fair and reasonable estimate of the cost that Landlord will incur by reason of Tenant’s late payment and shall not be construed as a penalty. Notwithstanding the foregoing, Tenant shall not be obligated to pay such late charge for the first such late payment in any twelve (12) month period, provided that such payment is made within three (3) business days after notice from Landlord that such amount was not paid when due. Landlord’s acceptance of such late charges shall not constitute a waiver of Tenant’s default with respect to such overdue amount or estop Landlord from exercising any of the other rights and remedies granted under this Lease.
7.    SECURITY DEPOSIT
Concurrently with Tenant’s execution of the Lease, Tenant shall deposit with Landlord the Security Deposit specified in the Basic Lease Information as security for the Tenant’s full and faithful performance of this Lease. Landlord may use, apply or retain the whole or any part of the Security Deposit as may be reasonably necessary (a) to remedy Tenant’s default in the payment of any Rent which is unpaid either before or after the termination of this Lease, (b) to repair damage to the Premises caused by Tenant, (c) to perform Tenant’s obligations under Paragraph 11, if Tenant fails to do so , (d) to reimburse Landlord for the payment of any amount which Landlord may reasonably spend or be required to spend by reason of Tenant’s default, or (e) to compensate Landlord for any other loss or damage which Landlord may suffer before or after the termination of this Lease, whether foreseeable or unforeseeable, caused by the act or omission of Tenant or any officer, employee, agent, contractor or invitee of Tenant. If Tenant faithfully and fully complies with this Lease, within thirty (30) days following the expiration of the Term, the Security Deposit or any balance thereof shall be returned to Tenant or, at the option of Landlord, to the last assignee of Tenant’s interest in this Lease. Landlord shall not be required to keep the Security Deposit separate from its general funds, and Tenant shall not be entitled to any interest on such deposit. If Landlord so uses or applies all or any portion of said deposit, within five (5) business days after written demand therefor Tenant shall deposit cash with Landlord in an amount sufficient to restore the Security Deposit to the full extent of the above amount, and Tenant’s failure to do so shall be a default under this Lease. If Landlord transfers its interest in this Lease, Landlord shall transfer the then remaining amount of the Security Deposit to Landlord’s successor in interest, and thereafter Landlord shall have no further liability to Tenant with respect to such Security Deposit. Tenant hereby waives any and all rights under (i) California Civil Code Section 1950.7, as amended or recodified from time to time, and any and all other laws, rules and regulations, now or hereafter in force, applicable to security deposits in the commercial context (“Security Deposit Laws”), and (ii) any and all rights, duties and obligations either party may now or, in the future, will have relating to or arising from the Security Deposit Laws.

ZRDOCS #95872 v~~5~~6 Zeltiq Lease

8.    POSSESSION
8.1    Tenant’s Right of Possession. Subject to Paragraph 8.2, Tenant shall be entitled to possession of the Premises upon commencement of the Term. Subject to the terms of this Lease, including but not limited to the Rules and Regulations, and notwithstanding the Business Hours set forth in the Basic Lease Information, Tenant shall have access to the Premises twenty-four (24) hours per day, 365 days per year.
8.2    Delay in Delivering Possession. If for any reason whatsoever, Landlord cannot deliver possession of the Premises to Tenant on or before the Commencement Date, this Lease shall not be void or voidable, nor shall Landlord, or Landlord’s agents, advisors, employees, partners, shareholders, directors, invitees, independent contractors, or Landlord’s Manager or Investment Adviser (collectively, “Landlord’s Agents”), be liable to Tenant for any loss or damage resulting therefrom. Tenant shall not be liable for Rent until Landlord delivers possession of the Premises to Tenant. The Expiration Date shall be extended by the same number of days that Tenant’s possession of the Premises was delayed beyond the Commencement Date.
8.3    Early Occupancy. Tenant shall be entitled to early occupancy of the Premises commencing on the date of the mutual execution and delivery of this Lease (provided that Tenant has delivered to Landlord prepaid Base Rent and Additional Rent, the Security Deposit and the insurance certificates required under Paragraph 15 below) and continuing until the Commencement Date. During such early occupancy period, except as provided in the succeeding sentence hereof, all terms, provisions and conditions of this Lease shall apply. Tenant shall not be required to pay Base Rent or Additional Rent under this Lease during such early occupancy period. Early occupancy of the Premises shall not advance the Expiration Date of this Lease. Tenant shall coordinate such early occupancy with Landlord and shall not interfere with the performance of the Tenant Improvements by Landlord and its contractors and subcontractors.
9.    USE OF PREMISES
9.1    Permitted Use. The use of the Premises by Tenant and Tenant’s agents, advisors, employees, partners, shareholders, directors, invitees and independent contractors (collectively, “Tenant’s Agents”) shall be solely for the Permitted Use specified in the Basic Lease Information and for no other use. Tenant shall not

ZRDOCS #95872 v~~5~~6 Zeltiq Lease

permit any objectionable or unpleasant odor, smoke, dust, gas, noise or vibration to emanate from or near the Premises. The Premises shall not be used to create any nuisance or trespass, for any illegal purpose, for any purpose not permitted by Laws, (as hereinafter defined), for any purpose that would invalidate the insurance or increase the premiums for insurance on the Premises, the Building or the Project or for any purpose or in any manner that would interfere with other tenants’ use or occupancy of the Project. If any of Tenant’s machines or equipment disturbs any other tenant in the Building, then Tenant shall provide adequate insulation or take such other action as may be necessary to eliminate the noise or disturbance. Tenant shall pay to Landlord, as Additional Rent, any increases in premiums on policies resulting from Tenant’s Permitted Use or any other use or action by Tenant or Tenant’s Agents which increases Landlord’s premiums or requires additional coverage by Landlord to insure the Premises. Tenant agrees not to overload the floor(s) of the Building.
9.2    Compliance with Governmental Regulations and Private Restrictions. Tenant and Tenant’s Agents shall, at Tenant’s expense, faithfully observe and comply with (i) all municipal, state and federal laws, statutes, codes, rules, regulations, ordinances, requirements, and orders (collectively, “Laws”), now in force or which may hereafter be in force pertaining to the Premises or Tenant’s use of the Premises, the Building or the Project, including, without limitation, to the extent required due to Tenant’s specific use of the Premises or improvements or additions made to the Premises, any Laws requiring installation of fire sprinkler systems, seismic reinforcement and related alterations, whether substantial in cost or otherwise; provided, however, that except as provided in Paragraph 9.3 below, Tenant shall not be required to make or, except as provided in Paragraph 4 above, pay for, structural changes, installation of fire sprinkler systems or seismic reinforcement to the Premises or the Building not related to Tenant’s specific use of the Premises unless the requirement for such changes is imposed as a result of any improvements or additions made or proposed to be made at Tenant’s request; (ii) all recorded covenants, conditions and restrictions affecting the Project (“Private Restrictions”) now in force or which may hereafter be in force; and (iii) any and all rules and regulations set forth in Exhibit D and any other rules and regulations now or hereafter promulgated by Landlord related to parking or the operation of the Premises, the Building and/or the Project that do not materially and adversely affect Tenant’s rights or increase Tenant’s obligations under this Lease (collectively, the “Rules and Regulations”). The judgment of any court of competent jurisdiction, or the admission of Tenant in any action or proceeding against Tenant, whether

ZRDOCS #95872 v~~5~~6 Zeltiq Lease

Landlord be a party thereto or not, that Tenant has violated any such Laws or Private Restrictions, shall be conclusive of that fact as between Landlord and Tenant.
9.3    Compliance with Americans with Disabilities Act. The Premises, the Building and/or the Project may be subject to, among other Laws, the requirements of the Americans with Disabilities Act, 42 U.S.C. § 12101 et seq., including, but not limited to, Title III thereof, and all regulations and guidelines related thereto, together with any and all laws, rules, regulations, ordinances, codes and statutes now or hereafter enacted by local or state agencies having jurisdiction thereof, as hereafter modified, amended or supplemented (collectively, the “ADA”). Subject to reimbursement pursuant to Paragraph 4 above, if any barrier removal work or other work is required to the Building, the Common Areas or the Project under the ADA, then such work shall be the responsibility of Landlord; provided that, if such work is required under the ADA as a result of Tenant’s specific use of the Premises or any work or Alteration (as hereinafter defined) made to the Premises by or on behalf of Tenant, then such work shall be performed by Landlord at the sole cost and expense of Tenant.
Except as otherwise expressly provided in this Lease, Tenant shall be responsible at its sole cost and expense for fully and faithfully complying with all applicable requirements of the ADA, including, without limitation, not discriminating against any disabled persons in the operation of Tenant’s business in or about the Premises, and offering or otherwise providing auxiliary aids and services as, and when, required by the ADA. Within ten (10) days after receipt, Tenant shall advise Landlord in writing, and provide Landlord with copies of (as applicable), any notices alleging violation of the ADA relating to any portion of the Premises, the Building or the Project; any claims made or threatened orally or in writing regarding noncompliance with the ADA and relating to any portion of the Premises, the Building, or the Project; or any governmental or regulatory actions or investigations instituted or threatened regarding noncompliance with the ADA and relating to any portion of the Premises, the Building or the Project. Tenant shall and hereby agrees to protect, defend (with counsel acceptable to Landlord) and hold Landlord and Landlord’s Agents harmless and indemnify Landlord and Landlord’s Agents from and against all liabilities, damages, claims, losses, penalties, judgments, charges and expenses (including attorneys’ fees, costs of court and expenses necessary in the prosecution or defense of any litigation including the enforcement of this provision) to the extent arising from Tenant’s or Tenant’s Agents’ violation or alleged violation of the ADA. Tenant agrees that the obligations of Tenant herein shall survive the expiration or earlier termination of this Lease.

ZRDOCS #95872 v~~5~~6 Zeltiq Lease

9.4    No Roof Access. At no time during the Term shall Tenant have access to the roof of the Building or have the right to install, operate or maintain a satellite-earth communications station (antenna and associated equipment), microwave equipment and/or an FM antenna or any other equipment on the Building or the Project.
10.    ACCEPTANCE OF PREMISES
By accepting delivery of the Premises, Tenant accepts the Premises as suitable for Tenant’s intended use and as being in good and sanitary operating order, condition and repair, AS IS, and without representation or warranty by Landlord as to the condition, use or occupancy which may be made thereof, except as otherwise expressly provided in this Lease. Any exceptions to the foregoing must be by written agreement executed by Landlord and Tenant. Tenant acknowledges that neither Landlord nor any agent nor any employee of Landlord has made any representations, warranty, estimation or promise of any kind or nature whatsoever relating to the physical condition of the Building or the Premises, including, by way of example only, the fitness of the Premises for Tenant’s intended use or the actual dimensions of the Premises of the Building and Tenant expressly warrants and represents that Tenant has relied solely on its own investigation and inspection of the Premises and the Building in its decision to enter into this Lease and let the Premises in an “AS-IS” condition.
11.    SURRENDER
On the last day of the Term, or on the sooner termination of this Lease, Tenant shall surrender the Premises to Landlord (a) in good condition and repair (damage by acts of God, fire, and normal wear and tear excepted), but with all interior walls cleaned, any carpets cleaned, all floors cleaned and waxed, all non-working light bulbs and ballasts replaced, and all roll‑up doors and plumbing fixtures in good condition and working order, and (b) otherwise in accordance with Paragraph 32.8. Normal wear and tear shall not include any damage or deterioration to the floors of the Premises arising from the use of forklifts in, on or about the Premises (including any marks or stains on any portion of the floors), and any damage or deterioration that would have been prevented by proper maintenance by Tenant, or Tenant otherwise performing all of its obligations under this Lease. On or before the expiration or sooner termination of this Lease, (i) Tenant shall remove all of Tenant’s Property (as hereinafter defined) and Tenant’s signage from the Premises, the Building and the Project and repair any damage caused by such removal, and (ii) Landlord may, by notice to Tenant given not later than ninety (90) days prior to the Expiration Date (except in the event of a termination of this Lease prior to the scheduled Expiration Date, in which event no advance notice shall be required), require Tenant at Tenant’s expense to remove any or all Alterations and to repair any damage caused by such removal. Notwithstanding the foregoing, concurrently with Tenant’s request for consent to any Alteration, Tenant may request in writing that Landlord determine whether such Alteration will be required to be so removed and if Landlord does not require such removal when consent is given, Tenant shall not be obligated to remove the Alteration at the expiration or earlier termination of this Lease. Any of Tenant’s Property not so removed by Tenant as required herein shall be deemed abandoned and may be stored, removed, and disposed of by Landlord at Tenant’s expense, and Tenant waives all claims against Landlord for any damages resulting from Landlord’s retention and disposition of such property provided that Tenant shall remain liable to Landlord for

ZRDOCS #95872 v~~5~~6 Zeltiq Lease

all costs incurred in storing and disposing of such abandoned property of Tenant. All Tenant Improvements and Alterations except those which Landlord requires Tenant to remove shall remain in the Premises as the property of Landlord. If the Premises are not surrendered at the end of the Term or sooner termination of this Lease, and in accordance with the provisions of this Paragraph 11 and Paragraph 32.8 below, Tenant shall continue to be responsible for the payment of Rent (as the same may be increased pursuant to Paragraph 35 below) until the Premises are so surrendered in accordance with said Paragraphs. Tenant shall indemnify, defend and hold Landlord harmless from and against any and all loss or liability to the extent resulting from delay by Tenant in so surrendering the Premises including, without limitation, any loss or liability resulting from any claim against Landlord made by any succeeding tenant or prospective tenant founded on or resulting from such delay and losses to Landlord due to lost opportunities to lease any portion of the Premises together with, in each case, actual attorneys’ fees and costs.
12.    ALTERATIONS AND ADDITIONS
12.1    Tenant shall not make, or permit to be made, any alteration, addition or improvement (hereinafter referred to individually as an “Alteration” and collectively as the “Alterations”) to the Premises or any part thereof without the prior written consent of Landlord, which consent shall not be unreasonably withheld, conditioned or delayed provided that it shall be deemed reasonable for Landlord to withhold its consent to any Alteration which conflicts with the Construction Rules and Regulations or which affects structural portions of the Premises, the Building or the Project or the Systems serving the Premises, the Building and/or the Project or any portion thereof. Construction Rules and Regulations means Landlord’s standard rules and regulations relating to construction and alterations, as updated and revised from time to time. Notwithstanding the foregoing, Tenant shall have the right without Landlord’s consent but upon five (5) business days’ prior written notice to Landlord to make cosmetic, non-structural Alterations (“Minor Alterations”) to the Premises in accordance with the terms of this Lease (which notice shall detail the scope of the Minor Alterations), provided that such Minor Alterations do not (i) affect the exterior of the Premises, the Building or the Project, (ii) affect the Building or the Project’s electrical, ventilation, plumbing, elevator, mechanical, air conditioning or any other systems therein (excluding replacement of any lamps, ballast or light bulbs), (iii) exceed $10,000.00 per year, or (iv) require a building permit.
12.2    Any Alteration to the Premises shall be at Tenant’s sole cost and expense, in compliance with all applicable Laws and all reasonable Landlord requirements, including the requirements of any insurer providing coverage for the Premises or the Project or any part thereof, and in accordance with plans and specifications approved in writing by Landlord, and shall be constructed and

ZRDOCS #95872 v~~5~~6 Zeltiq Lease

installed by a contractor approved in writing by Landlord. Any work performed on the roof of the Building shall be performed by a contractor designated by Landlord. As a further condition to giving consent for any improvements costing in excess of $100,000.00, Landlord may require Tenant to provide Landlord, at Tenant’s sole cost and expense, a payment and performance bond in form acceptable to Landlord, in a principal amount not less than one and one-half times the estimated costs of such Alterations, to ensure Landlord against any liability for mechanics’ and materialmen’s liens and to ensure completion of work. Before Alterations may begin, valid building permits or other required permits or licenses required must be furnished to Landlord, and, once the Alterations begin, Tenant shall diligently and continuously pursue their completion and issuance of any final permit and certificate of occupancy, as applicable. Landlord may monitor construction of the Alterations and Tenant shall reimburse Landlord for its costs (including, without limitation, the costs of any construction manager retained by Landlord) in reviewing plans and documents and in monitoring construction (provided that any construction supervision fee charged by Landlord shall not exceed five percent (5%) of the cost of the Alterations). Tenant or its contractor shall maintain during the course of construction, at its sole cost and expense, builders’ risk insurance for the amount of the completed value of the Alterations on an all-risk non-reporting form covering all improvements under construction, including building materials, and other insurance in amounts and against such risks as Landlord shall reasonably require in connection with the Alterations. In addition to and without limitation on the generality of the foregoing, Tenant shall ensure that its contractor(s) procure and maintain in full force and effect during the course of construction a “broad form” commercial general liability and property damage policy of insurance naming Landlord, Landlord’s Manager and investment advisor and agent, Tenant, and Landlord’s Property Manager and lenders as additional insureds. The minimum limit of coverage of the aforesaid policy shall be in the amount of not less than Five Million Dollars ($5,000,000.00) for injury or death of one person in any one accident or occurrence and in the amount of not less than Five Million Dollars ($5,000,000.00) for injury or death of more than one person in any one accident or occurrence, and shall contain a severability of interest clause or a cross liability endorsement. Such insurance shall further insure Landlord and Tenant against liability for property damage of at least One Million Dollars ($1,000,000.00).
12.3    All Alterations (excluding Tenant’s Property), including heating, lighting, electrical, air conditioning, fixed partitioning, drapery, wall covering and paneling, built-in cabinet work and carpeting installations made by Tenant, together with all permanently affixed property that has become an integral part of the

ZRDOCS #95872 v~~5~~6 Zeltiq Lease

Premises or the Building, shall at once be and become the property of Landlord, and shall not be deemed trade fixtures or Tenant’s Property.
12.4    No private telephone systems and/or other related computer or telecommunications equipment or lines may be installed without Landlord’s prior written reasonable consent. If Landlord gives such consent, all equipment must be installed within the Premises and, at the request of Landlord made at any time prior to the expiration of the Term, removed upon the expiration or sooner termination of this Lease and the Premises restored to the same condition as before such installation.
12.5    Notwithstanding anything herein to the contrary, before installing any equipment or lights which generate an undue amount of heat in the Premises, or if Tenant plans to use any high-power usage equipment in the Premises, Tenant shall obtain the written permission of Landlord, not to be unreasonably withheld, conditioned or delayed. Landlord may refuse to grant such permission unless Tenant agrees to pay the costs to Landlord for installation of supplementary air conditioning capacity or electrical systems necessitated by such equipment.
12.6    Tenant shall not make any Alterations, notwithstanding consent from Landlord to do so, until Tenant notifies Landlord in writing of the date Tenant desires to commence construction or installation of such Alterations and Landlord has approved such date in writing, in order that Landlord may post appropriate notices to avoid any liability to contractors or material suppliers for payment for Tenant’s improvements. Tenant will at all times permit such notices to be posted and to remain posted until the completion of work.
12.7    Tenant shall not, at any time prior to or during the Term, directly or indirectly employ, or permit the employment of, any contractor, mechanic or laborer in the Premises, whether in connection with any Alteration or otherwise, if it is reasonably foreseeable that such employment will materially interfere or cause any material conflict with other contractors, mechanics, or laborers engaged in the construction, maintenance or operation of the Project by Landlord, Tenant or others. In the event of any such interference or conflict, Tenant, upon demand of Landlord, shall cause all contractors, mechanics or laborers causing such interference or conflict to leave the Project immediately.

ZRDOCS #95872 v~~5~~6 Zeltiq Lease

13.    MAINTENANCE AND REPAIRS OF PREMISES
13.1    Maintenance by Tenant. Tenant shall, at its sole expense, (i) keep and maintain in good order and condition the Premises and Tenant’s Property, and repair and replace every part thereof, including glass, windows, window frames, window casements, skylights, interior and exterior doors, door frames and door closers, interior lighting (including, without limitation, light bulbs and ballasts), the plumbing, HVAC, and electrical systems exclusively serving the Premises, all communications systems serving the Premises, Tenant’s signage, interior demising walls and partitions, equipment, interior painting and interior walls and floors, and the roll-up doors, ramps and dock equipment, including, without limitation, dock bumpers, dock plates, dock seals, dock levelers and dock lights located in or on the Premises (excepting only those portions of the Building or the Project to be maintained by Landlord, as provided in Paragraph 13.2 below), (ii) keep and maintain in good order and condition, repair and replace all of Tenant’s security systems in or about or serving the Premises and, except to the extent that Landlord notifies Tenant in writing of its intention to arrange for such security, cause the fire alarm systems serving the Premises to be monitored by a monitoring or protective services firm approved by Landlord in writing, and (iii) maintain and replace all specialty lamps, bulbs, starters and ballasts. Tenant shall not do nor shall Tenant allow Tenant’s Agents to do anything to cause any damage, deterioration or unsightliness to the Premises, the Building or the Project.
13.2    Maintenance by Landlord. Subject to the provisions of Paragraphs 13.1, 21 and 22, and further subject to Tenant’s obligation under Paragraph 4 to reimburse Landlord, in the form of Additional Rent, for Tenant’s Proportionate Share(s) of the cost and expense of the following items (unless excluded as an Expense under Paragraph 4.2.11), Landlord shall repair and maintain the following items: the roof coverings (provided that Tenant installs no additional air conditioning or other equipment on the roof that damages the roof coverings, in which event Tenant shall pay all costs resulting from the presence of such additional equipment); the Systems serving the Premises (including any specialty systems installed by or for Tenant) and the Building, excluding the plumbing and electrical systems exclusively serving the Premises; routine maintenance of the exterior walls of the Building; and the Parking Areas, and pavement, landscaping, sprinkler systems, sidewalks, driveways, curbs, and lighting systems in the Common Areas. Subject to the provisions of Paragraphs 13.1, 21 and 22, Landlord, at its own cost and expense (and not as an Expense), agrees to repair and maintain the following items: the structural portions of the roof (specifically excluding the roof coverings),

ZRDOCS #95872 v~~5~~6 Zeltiq Lease

the foundation, the footings, the floor slab, and the load bearing walls and exterior walls of the Building (excluding any glass and any routine maintenance, including, without limitation, any painting, sealing, patching and waterproofing of such walls). Notwithstanding anything in this Paragraph 13 to the contrary, Landlord shall have the right to either repair or to require Tenant to repair any damage to any portion of the Premises, the Building and/or the Project to the extent caused by or created due to any act, omission, negligence or willful misconduct of Tenant or Tenant’s Agents and to restore the Premises, the Building and/or the Project, as applicable, to the condition existing prior to the occurrence of such damage; provided, however, that in the event Landlord elects to perform such repair and restoration work, Tenant shall reimburse Landlord for all costs and expenses incurred by Landlord in connection therewith, and such reimbursement shall be paid, in full, within ten (10) days after Landlord’s demand therefor. Landlord’s obligations hereunder are subject to the condition precedent that Landlord shall have received written notice of the need for such repairs and maintenance and a reasonable time to perform such repair and maintenance. Tenant shall promptly report in writing to Landlord any defective condition known to it which Landlord is required to repair, and failure to so report such defects shall make Tenant responsible to Landlord for any liability incurred by Landlord by reason of such condition.
14.    LANDLORD’S INSURANCE
Landlord shall purchase and keep in force fire, commercial general liability insurance and extended coverage and “all risk” insurance covering the Building and the Project. Tenant shall, at its sole cost and expense, comply with any and all reasonable requirements of any insurer providing fire and commercial general liability insurance covering the Building and the Project.
15.    TENANT’S INSURANCE
15.1    Commercial General Liability Insurance. Tenant shall, at Tenant’s expense, secure and keep in force a “broad form” commercial general liability insurance and property damage policy covering the Premises, insuring Tenant, and naming Landlord, Landlord’s investment advisors and agents from time to time, including, without limitation, UBS Realty Investors LLC and Landlord’s lenders (collectively “Landlord’s Insureds”), as additional insureds against any liability arising out of the ownership, use, occupancy or maintenance of the Premises. The minimum limit of coverage of such policy shall be in the amount of not less than Three Million Dollars ($3,000,000.00) for injury or death of one person in any one accident or occurrence and in the amount of not less than Three Million Dollars

ZRDOCS #95872 v~~5~~6 Zeltiq Lease

($3,000,000.00) for injury or death of more than one person in any one accident or occurrence, shall include an extended liability endorsement providing contractual liability coverage (including coverage for Tenant’s indemnification obligations in this Lease), and shall contain a severability of interest clause or a separation of insureds endorsement providing cross liability coverage. Such insurance shall further insure Landlord and Tenant against liability for property damage of at least Three Million Dollars ($3,000,000.00). Landlord may from time to time require reasonable increases in any such limits if Landlord believes that additional coverage is necessary or desirable. The limit of any insurance shall not limit the liability of Tenant hereunder. No policy maintained by Tenant under this Paragraph 15.1 shall contain a deductible greater than Ten Thousand Dollars ($10,000.00). No policy shall be cancelable or subject to reduction of coverage without thirty (30) days’ prior written notice to Landlord, and loss payable clauses shall be subject to Landlord’s approval. Such policies of insurance shall be issued as primary policies and not contributing with or in excess of coverage that Landlord may carry, by an insurance company authorized to do business in the State where the Project is located for the issuance of such type of insurance coverage and rated A:VII or better in Best’s Key Rating Guide.
15.2    Personal Property Insurance. Tenant shall maintain in full force and effect on all of its personal property, furniture, furnishings, trade or business fixtures and equipment (collectively, “Tenant’s Property”) on the Premises, a policy or policies of fire and extended coverage insurance with standard coverage endorsement to the extent of the full replacement cost thereof. Such policy shall contain a commercially reasonable deductible. During the term of this Lease the proceeds from any such policy or policies of insurance shall be used for the repair or replacement of the fixtures and equipment so insured. Landlord shall have no interest in the insurance upon Tenant’s equipment and fixtures and will sign all documents reasonably necessary in connection with the settlement of any claim or loss by Tenant. Landlord will not carry insurance on Tenant’s possessions.
15.3    Worker’s Compensation Insurance; Employer’s Liability Insurance. Tenant shall, at Tenant’s expense, maintain in full force and effect worker’s compensation insurance with not less than the minimum limits required by law, and employer’s liability insurance with a minimum limit of coverage of One Million Dollars ($1,000,000.00).
15.4    Evidence of Coverage. Tenant shall deliver to Landlord certificates of insurance and true and complete copies of any and all endorsements required herein

ZRDOCS #95872 v~~5~~6 Zeltiq Lease

for all insurance required to be maintained by Tenant hereunder at the time of execution of this Lease by Tenant. Tenant shall, prior to expiration of each policy, furnish Landlord with certificates of renewal. Each certificate shall expressly provide that such policies shall not be cancelable or otherwise subject to modification except after thirty (30) days’ prior written notice to Landlord and the other parties named as additional insureds as required in this Lease (except for cancellation for nonpayment of premium, in which event cancellation shall not take effect until at least ten (10) days’ notice has been given to Landlord).
16.    INDEMNIFICATION
16.1    Of Landlord. Tenant shall defend, protect, indemnify and hold harmless Landlord and Landlord's Agents against and from any and all claims, suits, liabilities, judgments, costs, demands, causes of action and expenses (including, without limitation, reasonable attorneys' fees, costs and disbursements) to the extent arising from (1) the use of the Premises, the Building or the Project by Tenant or Tenant's Agents, or from any activity done, permitted or suffered by Tenant or Tenant's Agents in or about the Premises, the Building or the Project, including any Hazardous Materials introduced by Tenant or Tenant’s Agents, (2) any act, neglect, fault, willful misconduct or omission of Tenant or Tenant's Agents, or from any breach or default in the terms of this Lease by Tenant or Tenant's Agents, and (3) any action or proceeding brought on account of any matter in items (1) or (2). If any action or proceeding is brought against Landlord by reason of any such claim, upon notice from Landlord, Tenant shall defend the same at Tenant's expense by counsel reasonably approved by Landlord. As a material part of the consideration to Landlord, Tenant hereby releases Landlord and Landlord's Agents from responsibility for, waives its entire claim of recovery for and assumes all risk of (i) damage to property or injury to persons in or about the Premises, the Building or the Project from any cause whatsoever (except to the extent caused by the gross negligence or willful misconduct of Landlord or Landlord's Agents or by the failure of Landlord to observe any of the terms and conditions of this Lease, if such failure has persisted for an unreasonable period of time after written notice of such failure), or (ii) loss resulting from business interruption or loss of income at the Premises. The obligations of Tenant under this Paragraph 16 shall survive any termination of this Lease.
16.2    No Impairment of Insurance. The foregoing indemnity shall not relieve any insurance carrier of its obligations under any policies required to be carried by either party pursuant to this Lease, to the extent that such policies cover

ZRDOCS #95872 v~~5~~6 Zeltiq Lease

the peril or occurrence that results in the claim that is subject to the foregoing indemnity.
17.    SUBROGATION
Landlord and Tenant hereby mutually waive any claim against the other and its Agent(s) for any loss or damage to any of their property located on or about the Premises, the Building or the Project that is caused by or results from perils covered by property insurance carried by the respective parties, to the extent of the proceeds of such insurance actually received with respect to such loss or damage, whether or not due to the negligence of the other party or its Agents. Because the foregoing waivers will preclude the assignment of any claim by way of subrogation to an insurance company or any other person, each party shall immediately notify its insurer, in writing, of the terms of these mutual waivers and have their insurance policies endorsed to prevent the invalidation of the insurance coverage because of these waivers. Nothing in this Paragraph 17 shall relieve a party of liability to the other for failure to carry insurance required by this Lease.
18.    SIGNS
Tenant shall not place or permit to be placed in, upon, or about the Premises, the Building or the Project any exterior lights, decorations, balloons, flags, pennants, banners, advertisements or notices, or erect or install any signs, windows or door lettering, placards, decorations, or advertising media of any type which can be viewed from the exterior the Premises without obtaining Landlord’s prior written consent (which consent shall not be unreasonably withheld, conditioned or delayed) or without complying with any signage criteria adopted by Landlord from time to time for the Building or the Project, and with all applicable Laws, and will not conduct, or permit to be conducted, any sale by auction on the Premises or otherwise on the Project. Tenant shall remove any sign, advertisement or notice placed on the Premises, the Building or the Project by Tenant upon the expiration of the Term or sooner termination of this Lease, and Tenant shall repair any damage or injury to the Premises, the Building or the Project caused thereby, all at Tenant’s expense. If any signs are not removed, or necessary repairs not made, Landlord shall have the right to remove the signs and repair any damage or injury to the Premises, the Building or the Project at Tenant’s sole cost and expense. In addition to any other rights or remedies available to Landlord, in the event that Tenant erects or installs any sign in violation of this Paragraph 18, and Tenant fails to remove same within three (3) business days after notice from Landlord or erects or installs a similar sign in the future, Landlord shall have the right to charge Tenant a signage charge a signage fee equal to $100.00 per day for each day thereafter that such sign is not removed or a similar sign is installed or erected in the future. Landlord’s election to charge such fee shall not be deemed to be a consent by Landlord to such sign and Tenant shall remain obligated to remove such sign in accordance with Landlord’s notice.
19.    FREE FROM LIENS
Tenant shall keep the Premises, the Building and the Project free from any liens arising out of any work performed, material furnished or obligations incurred by or for Tenant. If Tenant shall not, within ten (10) days following Tenant’s notification of the imposition of any such lien, cause

ZRDOCS #95872 v~~5~~6 Zeltiq Lease

the lien to be released of record by payment or posting of a proper bond, Landlord shall have in addition to all other remedies provided herein and by law the right but not the obligation to cause same to be released by such means as it shall deem proper, including payment of the claim giving rise to such lien. All such sums paid by Landlord and all expenses incurred by it in connection therewith (including, without limitation, attorneys’ fees) shall be payable to Landlord by Tenant upon demand. Landlord shall have the right at all times to post and keep posted on the Premises any notices permitted or required by law or that Landlord shall deem proper for the protection of Landlord, the Premises, the Building and the Project, from mechanics’ and materialmen’s liens. Tenant shall give to Landlord at least five (5) business days’ prior written notice of commencement of any repair or construction on the Premises.
20.    ENTRY BY LANDLORD
Tenant shall permit Landlord and Landlord’s Agents to enter the Premises at all reasonable times, upon twenty-four hours’ notice (except in the case of an emergency, for which no notice shall be required), and subject to Tenant’s reasonable security arrangements, for the purpose of inspecting the same or showing the Premises to prospective purchasers, lenders or, within the last nine (9) months of the Term, tenants or to provide services, alter, improve, maintain and repair the Premises or the Building as required or permitted by Landlord under the terms hereof, or for any other business purpose, without any rebate of Rent and without any liability to Tenant for any loss of occupation or quiet enjoyment of the Premises thereby occasioned (except for actual damages resulting from the active gross negligence or willful misconduct of Landlord); and Tenant shall permit Landlord to post notices of non-responsibility and “for sale” or “for lease” signs. No such entry shall be construed to be a forcible or unlawful entry into, or a detainer of, the Premises, or an eviction of Tenant from the Premises. Landlord shall use commercially reasonable efforts to minimize any interference with Tenant’s business operations in the Premises. Landlord may temporarily close entrances, doors, corridors, elevators or other facilities without liability to Tenant by reason of such closure in the case of an emergency and when Landlord otherwise deems such closure necessary.
21.    DESTRUCTION AND DAMAGE
21.1    If the Premises are damaged by fire or other perils covered by extended coverage insurance, Landlord shall, at Landlord’s option:
21.1.1    In the event of total destruction (which means destruction or damage in excess of twenty-five percent (25%) of the full insurable value thereof) of the Premises, elect either to commence promptly to repair and restore the Premises and prosecute the same diligently to completion, in which event this Lease shall remain in full force and effect; or not to repair or restore the Premises, in which event this Lease shall terminate. Landlord shall give Tenant written notice of its intention within sixty (60) days after the date Landlord obtains actual knowledge of such destruction (the “Casualty Discovery Date”). If Landlord elects not to restore the Premises, this Lease shall be deemed to have terminated as of the Casualty Discovery Date.

ZRDOCS #95872 v~~5~~6 Zeltiq Lease

21.1.2    In the event of a partial destruction (which means destruction or damage not exceeding twenty-five percent (25%) of the full insurable value thereof) of the Premises for which Landlord will receive insurance proceeds sufficient to cover the cost to repair and restore such partial destruction and, if the damage thereto is such that the Premises may be substantially repaired or restored to its condition existing immediately prior to such damage or destruction within two hundred seventy (270) days from the Casualty Discovery Date, Landlord shall commence and proceed diligently with the work of repair and restoration, in which event the Lease shall continue in full force and effect. If such repair and restoration requires longer than two hundred seventy (270) days or if the insurance proceeds therefor (plus any amounts Tenant may elect or is obligated to contribute) are not sufficient to cover the cost of such repair and restoration, Landlord may elect either to so repair and restore, in which event the Lease shall continue in full force and effect, or not to repair or restore, in which event the Lease shall terminate. In either case, Landlord shall give written notice to Tenant of its intention within sixty (60) days after the Casualty Discovery Date. If Landlord elects not to restore the Premises, this Lease shall be deemed to have terminated as of the Casualty Discovery Date.
21.1.3    Notwithstanding anything to the contrary contained in this Paragraph, in the event of damage to the Premises occurring during the last twelve (12) months of the Term which will take more than one hundred twenty (120) days to repair, Landlord or Tenant may elect to terminate this Lease by written notice of such election given to the other party within thirty (30) days after the Casualty Discovery Date.
21.2    If the Premises are damaged by any peril not covered by extended coverage insurance, and the cost to repair such damage exceeds any amount Tenant may agree to contribute, Landlord may elect either to commence promptly to repair and restore the Premises and prosecute the same diligently to completion, in which event this Lease shall remain in full force and effect; or not to repair or restore the Premises, in which event this Lease shall terminate. Landlord shall give Tenant written notice of its intention within sixty (60) days after the Casualty Discovery Date. If Landlord elects not to restore the Premises, this Lease shall be deemed to have terminated as of the date on which Tenant surrenders possession of the Premises to Landlord, except that if the damage to the Premises materially impairs Tenant’s ability to continue its business operations in the Premises, then this Lease shall be deemed to have terminated as of the date such damage occurred.
21.3    Notwithstanding anything to the contrary in this Paragraph 21, Landlord shall have the option to terminate this Lease, exercisable by notice to

ZRDOCS #95872 v~~5~~6 Zeltiq Lease

Tenant within sixty (60) days after the Casualty Discovery Date, in each of the following instances:
21.3.1    If more than twenty-five percent (25%) of the full insurable value of the Building or the Project is damaged or destroyed, regardless of whether or not the Premises are destroyed.
21.3.2    If the Building or the Project or any portion thereof is damaged or destroyed and the repair and restoration of such damage requires longer than two hundred seventy (270) days from the Casualty Discovery Date.
21.3.3    If the Building or the Project or any portion thereof is damaged or destroyed and the insurance proceeds therefor are not sufficient to cover the costs of repair and restoration.
21.3.4    If the Building or the Project or any portion thereof is damaged or destroyed during the last twelve (12) months of the Term.
21.4    In the event of repair and restoration as herein provided, the monthly installments of Base Rent shall be abated proportionately from and after the casualty in the ratio which Tenant’s use of the Premises is impaired during the period of such repair or restoration, but only to the extent of rental abatement insurance proceeds received by Landlord; provided, however, that Tenant shall not be entitled to such abatement to the extent that such damage or destruction resulted from the active negligence or willful misconduct of Tenant or Tenant’s Agents. Except as expressly provided in the immediately preceding sentence with respect to abatement of Base Rent, Tenant shall have no claim against Landlord for, and hereby releases Landlord and Landlord’s Agents from responsibility for and waives its entire claim of recovery for any cost, loss or expense suffered or incurred by Tenant as a result of any damage to or destruction of the Premises, the Building or the Project or the repair or restoration thereof, including, without limitation, any cost, loss or expense resulting from any loss of use of the whole or any part of the Premises, the Building or the Project and/or any inconvenience or annoyance occasioned by such damage, repair or restoration.
21.5    If Landlord is obligated to or elects to repair or restore as herein provided, Landlord shall repair or restore only the initial tenant improvements, if any, constructed by Landlord in the Premises pursuant to the terms of this Lease, substantially to their condition existing immediately prior to the occurrence of the

ZRDOCS #95872 v~~5~~6 Zeltiq Lease

damage or destruction; and Tenant shall promptly repair and restore, at Tenant’s expense and election, Tenant’s Alterations which were not constructed by Landlord.
21.6    Within sixty (60) days after the Casualty Discovery Date, Landlord shall provide Tenant with written notice (“Damage Repair Estimate”) of Landlord’s estimated assessment of the period of time for the repairs to be completed, based upon the opinion of Landlord’s architect or contractor. If the Damage Repair Estimate indicates that repairs are not reasonably expected to be completed within the 270 Day Period (as hereinafter defined), Tenant shall be entitled to terminate this Lease by written notice to Landlord within fifteen (15) days of Landlord’s delivery of the Damage Repair Estimate to Tenant, in which event this Lease shall terminate as of the date designated in such notice (provided that such termination date shall not be later than sixty (60) days after such notice). If Landlord does not elect to terminate this Lease under the terms of this Section 21, but the damage required to be repaired by Landlord is not repaired within the period ending 270 days after the Casualty Discovery Date (the “270 Day Period”) (subject to extension for any delay caused by strikes, lockouts, labor disputes, acts of God, inability to obtain services, labor or materials or reasonable substitutes therefor, governmental actions, permit delays, civil commotions, fire or other casualty, and other causes beyond the reasonable control of Landlord, provided that in no event shall such extension exceed 90 days), then Tenant (subject to the provisions of this Section 21.6), within thirty (30) days after the end of such 270 Day Period, may terminate this Lease by written notice to Landlord, in which event this Lease shall terminate as of the date of receipt of the notice. Notwithstanding the foregoing, if Landlord is diligently proceeding to complete the repair of such damage, then Tenant shall not have the right to terminate this Lease if, prior to the expiration of the 270 Day Period, Landlord, at Landlord’s sole option, gives written notice to Tenant that the repairs will be completed within thirty (30) days after the end of such 270 Day Period, and the repairs are actually completed within such thirty (30) day period. If the repairs are not completed within thirty (30) days after the end of such 270 Day Period, then Tenant may terminate this Lease by written notice to Landlord. Such notice of termination shall be given within sixty (60) days after the end of such 270 Day Period, and shall be effective upon receipt thereof by Landlord. Notwithstanding the provisions of this Section 21.6, Tenant shall have the right to terminate this Lease under this Section 21.6 only if there is no Default then in effect.

ZRDOCS #95872 v~~5~~6 Zeltiq Lease

22.    CONDEMNATION
22.1    If twenty-five percent (25%) or more of either the Premises, the Building or the Project or the parking areas for the Building or the Project is permanently taken for any public or quasi-public purpose by any lawful governmental power or authority, by exercise of the right of appropriation, inverse condemnation, condemnation or eminent domain, or sold to prevent such taking (each such event being referred to as a “Condemnation”), Landlord may, at its option, terminate this Lease as of the date title vests in the condemning party. If twenty‑five percent (25%) or more of the Premises is taken and if the Premises remaining after such Condemnation and any repairs by Landlord would be untenantable (in Landlord’s reasonable opinion) for the conduct of Tenant’s business operations, Tenant shall have the right to terminate this Lease as of the date title vests in the condemning party. If either party elects to terminate this Lease as provided herein, such election shall be made by written notice to the other party given within thirty (30) days after the nature and extent of such Condemnation have been finally determined. If neither Landlord nor Tenant elects to terminate this Lease to the extent permitted above, Landlord shall promptly restore the Premises, to the extent of any Condemnation award received by Landlord, to substantially the same condition as existed prior to such Condemnation, allowing for the reasonable effects of such Condemnation, and a proportionate abatement shall be made to the Base Rent corresponding to the time during which, and to the portion of the floor area of the Premises (adjusted for any increase thereto resulting from any reconstruction) of which, Tenant is deprived on account of such Condemnation and restoration, as reasonably determined by Landlord. Except as expressly provided in the immediately preceding sentence with respect to abatement of Base Rent, Tenant shall have no claim against Landlord for, and hereby releases Landlord and Landlord’s Agents from responsibility for and waives its entire claim of recovery for any cost, loss or expense suffered or incurred by Tenant as a result of any Condemnation, whether permanent or temporary, or the repair or restoration of the Premises, the Building or the Project or the Parking Areas following such Condemnation, including any cost, loss or expense resulting from any loss of use of the whole or any part of the Premises, the Building, the Project or the Parking Areas and/or any inconvenience or annoyance occasioned by such Condemnation, repair or restoration.
22.2    Landlord shall be entitled to any and all compensation, damages, income, rent, awards, or any interest therein whatsoever which may be paid or made in connection with any Condemnation, and Tenant shall have no claim against

ZRDOCS #95872 v~~5~~6 Zeltiq Lease

Landlord for the value of any unexpired term of this Lease or otherwise provided that Tenant shall be entitled to receive any award separately allocated by the condemning authority to Tenant for Tenant’s relocation expenses or the value of Tenant’s Property (specifically excluding fixtures, Alterations and other components of the Premises which under this Lease or by law are or at the expiration of the Term will become the property of Landlord), provided that such award does not reduce any award otherwise allocable or payable to Landlord.
23.    ASSIGNMENT AND SUBLETTING
23.1    Tenant shall not voluntarily or by operation of law (1) mortgage, pledge, hypothecate or encumber this Lease or any interest herein, (2) assign or transfer this Lease or any interest herein, sublease the Premises or any part thereof, or any right or privilege appurtenant thereto, or allow any other person (the employees and invitees of Tenant excepted) to occupy or use the Premises, or any portion thereof, without first obtaining the written consent of Landlord, which consent shall not be withheld, conditioned or delayed unreasonably as set forth below in this Paragraph 23, provided that (i) Tenant is not then in Default under this Lease, and (ii) Tenant provides a fully completed Hazardous Materials Disclosure Certificate for such assignee or subtenant in the form of Exhibit G attached hereto.
Except in the case of a Permitted Transfer (as defined below), Tenant shall not voluntarily or by operation of law assign or transfer any right or interest under this Lease, including but not limited to the right to initiate any collections, lawsuits, audits or other findings of fact.

23.2    When Tenant requests Landlord's consent to such assignment or subletting, it shall notify Landlord in writing of the name and address of the proposed assignee or subtenant, the nature and character of the business of the proposed assignee or subtenant, and the proposed assignee’s or subtenant’s proposed use for the Premises, and shall provide current and prior annual financial statements for the preceding three (3) years for the proposed assignee or subtenant, which financial statements shall be audited, or if audited financial statements are unavailable, such statements shall be certified by the chief financial officer (or other authorized company officer) of the proposed assignee or subtenant, and shall in any event be prepared in accordance with sound accounting principles consistently applied. Tenant shall also provide Landlord with a copy of the proposed sublease or assignment agreement, or, in the case of an assignment by operation of law, a copy of the proposed agreement that would effect the assignment, in all cases including all material terms and conditions

ZRDOCS #95872 v~~5~~6 Zeltiq Lease

thereof, and all other information reasonably requested by Landlord concerning the proposed sublease or assignment and the parties involved therein. In the event of an assignment or a sublease of more than fifty percent (50%) of the rentable square feet of the Premises in the aggregate, Landlord shall have the option, to be exercised within fifteen (15) business days of receipt of the foregoing, to (1) terminate this Lease as of the commencement date of the proposed sublease or assignment, (2) sublease or take an assignment, as the case may be, from Tenant of the portion of Tenant’s interest in this Lease and/or the Premises that Tenant proposes to assign or sublease, on the same terms and conditions as stated in the proposed agreement, (3) consent to the proposed assignment or sublease, or (4) refuse its consent to the proposed assignment or sublease, provided that (A) such consent shall not be unreasonably withheld so long as Tenant is not then in Default under this Lease nor is any event then occurring which, with the giving of notice or the passage of time, or both, would constitute a Default hereunder, and (B) in the case of a sublease, as a condition to providing such consent, Landlord may require attornment from the proposed subtenant on terms and conditions acceptable to Landlord. In the event Landlord elects to terminate this Lease or sublease or take an assignment from Tenant of the interest, or portion thereof, in the Lease and/or the Premises that Tenant proposes to assign or sublease as provided in the foregoing clauses (1) and (2), respectively, then Landlord shall have the additional right to negotiate directly with Tenant's proposed assignee or subtenant and to enter into a direct lease or occupancy agreement with such party on such terms as shall be acceptable to Landlord in its sole and absolute discretion, and Tenant hereby waives any claims against Landlord related thereto, including, without limitation, any claims for any compensation or profit related to such lease or occupancy agreement. If Landlord elects to terminate this Lease as to a portion of the Premises as provided in this Paragraph 23.2, Tenant shall execute an amendment to this Lease to that effect within ten (10) days after Landlord’s written request, and Tenant shall be responsible for all demising and tenant improvement costs to effectuate the sublease.
23.3    Without otherwise limiting the criteria upon which Landlord may withhold its consent, Landlord shall be entitled to consider all commercially reasonable criteria including, but not limited to, the following: (1) whether or not the proposed subtenant or assignee is engaged in a business which, and the use of the Premises will be in a manner which, is in keeping with the then character and nature of all other tenancies in the Project, (2) whether the use to be made of the Premises by the proposed subtenant or assignee will conflict with any so-

ZRDOCS #95872 v~~5~~6 Zeltiq Lease

called "exclusive" use then in favor of any other tenant of the Building or the Project, and whether such use would be prohibited by this Lease, including any rules and regulations then in effect, or under applicable Laws, and whether such use imposes a greater load upon the Premises, the Building, and the Project services than imposed by Tenant, (3) the business reputation of the proposed individuals who will be managing and operating the business of the proposed assignee or subtenant, and the long-term financial and competitive business prospects of the proposed assignee or subtenant, (4) the creditworthiness and financial stability of the proposed assignee or subtenant.
Landlord may withhold its consent to any assignment or sublease, if any one or more of the following circumstances apply: (i) the actual use proposed to be conducted in the Premises or portion thereof conflicts with the provisions of Paragraph 9(a) or (b) above or with any other lease which restricts the use to which any space in the Building or the Project may be put, (ii) the portion of the Premises proposed to be sublet is irregular in shape and/or does not permit safe or otherwise appropriate means of ingress and egress, or does not comply with governmental safety and other codes, (iii) the proposed sublessee or assignee is either a governmental or quasi-governmental agency or instrumentality thereof; (iv) the proposed sublessee or assignee, or any person or entity which directly or indirectly, controls, is controlled by, or is under common control with, the proposed sublessee or assignee, either (x) occupies space in the Project at the time of the request for Landlord’s consent, or (y) is negotiating with Landlord or has negotiated with Landlord to lease space in the Project during the six (6) month period immediately preceding the date Landlord receives Tenant’s request for consent, and in the event of either (x) or (y), Landlord has, or will soon have, comparable space in the Project available for lease to such proposed sublessee or assignee; and (v) if the proposed subtenant or assignee is a Prohibited Person, as defined in Paragraph 47, (5) the proposed sublessee or assignee conducts “freight forwarding”, “logistics” or any other use that results in truck usage greater than the Tenant’s approved use, and (6) whether the proposed sublessee or assignee uses Hazardous Materials that pose a greater risk to the Property in the reasonable opinion of the Landlord.
23.4    Tenant shall offer space for sublease at a starting base rental rate no lower than Landlord’s then ninety percent (90%) of the current highest asking base rental rate for other space in the Project which is then on the market for direct lease. If there is no space in the Project then currently on the market for direct lease, Tenant shall not advertise the space for sublease at a starting base

ZRDOCS #95872 v~~5~~6 Zeltiq Lease

rental rate lower than a rate which is ten percent (10%) less than the average of the starting rate for Landlord’s last two new leases and/or renewals in the Project, or if Landlord has not entered into two new leases and/or renewals within the immediately preceding six (6) month period, then Tenant shall offer the space for sublease at a starting base rental rate no lower than ninety percent (90%) of Landlord’s advertised rental rate for comparable space within the Building.
23.5    If Landlord approves an assignment or subletting as herein provided (excluding any Permitted Transfer), Tenant shall pay to Landlord, as Additional Rent, fifty percent (50%) of the excess, if any, of (1) the rent and any additional rent, and any other consideration payable by the assignee or sublessee to Tenant, less leasing commissions and all other transaction costs, fees and concessions that are reasonable and customary for the local market in which the Premises are located, if any, incurred by Tenant in connection with such assignment or sublease; minus (2) Base Rent plus Additional Rent allocable to that part of the Premises affected by such assignment or sublease pursuant to the provisions of this Lease. For purposes of the aforesaid calculation, the leasing commissions shall be amortized on a straight-line basis over the term of such assignment or sublease. Such excess shall be referred to as the “Transfer Premium”. If part of the consideration for such transfer shall be payable other than in cash, Landlord’s share of such non-cash consideration shall be in such form as is reasonably satisfactory to Landlord. If Tenant shall enter into multiple transfers, the Transfer Premium shall be calculated independently with respect to each transfer. The Transfer Premium due Landlord hereunder shall be paid within five (5) business days after Tenant receives any Transfer Premium from the transferee. Landlord or its authorized representatives shall have the right at all reasonable times to audit the books, records and papers of Tenant relating to any transfer, and shall have the right to make copies thereof. If the Transfer Premium respecting any transfer shall be found to be understated, Tenant shall within thirty (30) days after demand pay the deficiency, and if understated by more than five percent (5%), Tenant shall pay Landlord’s costs of such audit. The assignment or sublease agreement, as the case may be, after approval by Landlord, shall not be amended or terminated without Landlord's prior written consent, and shall contain a provision directing the assignee or subtenant to pay the rent and other sums due thereunder directly to Landlord upon receiving written notice from Landlord that Tenant is in default under this Lease with respect to the payment of Rent. In the event that, notwithstanding the giving of such notice, Tenant collects any rent or other sums from the assignee or subtenant, then Tenant shall hold such sums in trust for the benefit of Landlord

ZRDOCS #95872 v~~5~~6 Zeltiq Lease

and shall immediately forward the same to Landlord. Landlord's collection of such rent and other sums shall not constitute an acceptance by Landlord of attornment by such assignee or subtenant.
23.6    Notwithstanding any assignment or subletting, Tenant and any guarantor or surety of Tenant's obligations under this Lease shall at all times remain fully and primarily responsible and liable for the payment of the Rent and for compliance with all of Tenant's other obligations under this Lease (regardless of whether the approval of Landlord, or any such guarantor or surety, has been obtained for any such assignment or subletting).
23.7    Tenant shall pay Landlord's reasonable fees (including, without limitation, the fees and expenses of Landlord's counsel), incurred in connection with Landlord's review and processing of documents regarding any proposed assignment or sublease (not to exceed $2,000.00 per assignment or sublease unless Tenant requests significant changes to Landlord’s customary consent agreement).
23.8    A consent to one assignment, subletting, occupation or use shall not be deemed to be a consent to any other or subsequent assignment, subletting, occupation or use, and consent to any assignment or subletting shall in no way relieve Tenant of any liability under this Lease. Any assignment or subletting without Landlord's consent shall be void, and shall, at the option of Landlord, constitute a Default under this Lease.
23.9    Intentionally deleted.
23.10    If this Lease is assigned, whether or not in violation of the provisions of this Lease, Landlord may collect Rent from the assignee. If the Premises or any part thereof is sublet or used or occupied by anyone other than Tenant, whether or not in violation of this Lease, Landlord may, after a Default by Tenant, collect Rent from the subtenant or occupant. In either event, Landlord may apply the net amount collected to Rent, but no such assignment, subletting, occupancy or collection shall be deemed a waiver of any of the provisions of this Paragraph 23, or the acceptance of the assignee, subtenant or occupant as tenant, or a release of Tenant from the further performance by Tenant of Tenant’s obligations under this Lease. If a third party (other than an assignee of this Lease or a subtenant or occupant of the Premises) pays Landlord Rent (whether or not on behalf of Tenant) or otherwise performs Tenant’s obligations under this Lease, Landlord’s acceptance of such Rent or performance shall not release Tenant from Tenant’s obligations under this Lease, but such third party, at Landlord’s option, shall be deemed a tenant under this Lease and, in such event, Tenant and such third party shall be jointly and severally liable for Tenant’s Lease obligations. The consent by Landlord to an assignment, mortgaging, pledging, encumbering, transfer, use, occupancy or subletting pursuant to any provision of this Lease shall not, except as otherwise provided herein, relieve Tenant from obtaining the express consent of Landlord to any other or further assignment, mortgaging, pledging, encumbering, transfer, use, occupancy or subletting.
23.11    Without limiting the other transaction(s) that may constitute or result in an assignment of this Lease, each of the following shall be deemed to be an assignment under this Lease (excluding any Permitted Transfer): (1) the merger or consolidation of Tenant with or into another entity, whether or not Tenant is the surviving entity, except a merger of Tenant into a wholly-owned subsidiary to effect a reincorporation in another state; (2) except in the case of a public company or public offering of securities registered with the Securities and Exchange Commission, a transfer, issuance, or dilution of greater than fifty percent (50%) of the ownership or beneficial interests (whether stock, partnership interest, membership interest or otherwise) in Tenant, either in a single transaction or a series of transactions (whether related or unrelated), such that the ultimate owners or holders (whether direct or indirect) of such interests on the date of this Lease cease to own more than fifty percent (50%) of the ownership or beneficial interest in Tenant; (3) the commencement of liquidation proceedings or the dissolution of Tenant (whether or not in connection with liquidation proceedings); (4) the conversion or change of Tenant into another type of entity (e.g., the conversion of a corporation into a limited liability company); (5) the reorganization or restructuring of Tenant, including, without limitation, by a spin-off or split-off; and (6) the change in the identity of such number of “controlling persons” as, under the organizational documents of Tenant, is the minimum number of persons required to approve any act involving the management or operation of the business of Tenant. For purposes of this Paragraph 23, (A) the term “controlling persons” means the directors if Tenant is a corporation, Tenant’s member(s) or managers if Tenant is a limited liability company, Tenant’s general partner(s) if Tenant is a partnership, or other persons having equivalent control over said approval if another entity, and (B) the term “organizational documents” means the charter, bylaws, and shareholders’ agreement if Tenant is a corporation, the articles of organization or certificate of formation and operating agreement if Tenant is a limited liability company, the partnership agreement if Tenant is a partnership, or equivalent documents governing Tenant’s organization and governance if Tenant is another entity. Notwithstanding anything to the contrary contained in this Paragraph 23, an assignment or sublease of all or a portion of the Premises to (1) an entity which is controlled by, controls, or is under common control with, Tenant, or (2) a successor entity resulting from the merger, consolidation or other non-bankruptcy reorganization of Tenant or which acquires all or substantially all of Tenant’s stock or assets (each, a “Permitted Transfer”), shall not require Landlord’s consent, provided that (a) Tenant promptly notifies Landlord of any such assignment or sublease at least twenty (20) days prior to such assignment or sublease, (b) Tenant promptly supplies Landlord with any documents or information reasonably requested by Landlord regarding such assignment or sublease or the transferee, (c) the transferee agrees in writing to be bound by all of the terms and conditions of this Lease, (d) such assignment or sublease is not a subterfuge by Tenant to avoid its obligations under this Lease, and (e) such transferee shall have a tangible net worth (not including goodwill as an asset) computed in accordance with generally accepted accounting principles (the “Net Worth”) at least equal to the Net Worth on the Lease Date of the original Tenant. “Control,” as used in this Paragraph 23.11, shall mean the ownership, directly or indirectly, of at least fifty-one percent (51%) of the voting securities of, or possession of the right to vote, in the ordinary direction of its affairs, of at least fifty-one percent (51%) of the voting interests in an entity.
References in this Lease to use or occupancy by anyone other than Tenant shall not be construed as limited to subtenants and those claiming under or through subtenants but as including also licensees or others claiming under or through Tenant, immediately or remotely. The listing of any name other than that of Tenant on any door of the Premises or on any sign or directory or in any elevator in the Building, or otherwise, shall not, except as otherwise provided herein, operate to vest in the person so named any right or interest in this Lease or in the Premises, or be deemed to constitute, or serve as a substitute for, or any waiver of, any prior consent of Landlord required under this Paragraph 23.
23.12    No assignment or sublease shall be binding on Landlord unless the proposed assignee or subtenant delivers to Landlord a fully executed counterpart of the assignment, sublease or other agreement that contains (1) in the case of an assignment, the assumption by the assignee of all obligations of Tenant under this Lease, or (2) in the case of a sublease, recognition by the subtenant of the provisions of this Paragraph 23 (including that such sublease is subject to this Lease and all of the terms, covenants and conditions contained in this Lease), and which assignment, sublease or other agreement shall otherwise be in form and substance satisfactory to Landlord, but the failure or refusal of a proposed assignee or subtenant to deliver such instrument shall not release or discharge such assignee or subtenant from the provisions and obligations of this Paragraph 23, and, at Landlord’s option, shall constitute a Default under this Lease. Each subletting and/or assignment pursuant to this Paragraph shall be subject to all of the covenants, agreements, terms, provisions and conditions contained in this Lease and each of the covenants, agreements, terms, provisions and conditions of this Lease shall be automatically incorporated therein. By accepting such assignment or entering into such sublease, an assignee or subtenant shall be deemed to have assumed and agreed to comply with each and every covenant, agreement, term, provision and conditions of this Lease, other than such contrary or inconsistent obligations to which landlord has specifically consented in writing. If Landlord shall consent to, or reasonably withhold its consent to, any proposed assignment or sublease, Tenant shall indemnify, defend and hold harmless Landlord against and from any and all loss, liability, damages, costs and expenses (including reasonable counsel fees and expenses) resulting from any claims that may be made against Landlord by the proposed assignee or sublessee or by any brokers or other persons claiming a commission or similar fee in connection with the proposed assignment or sublease.
24.    DEFAULT
24.1    Tenant Default. The occurrence of any one of the following events shall constitute an event of default on the part of Tenant (“Default”):
24.1.1    The vacating of the Premises without the intention to reoccupy same, or the abandonment of the Premises without providing security for the Premises; provided, however, that Tenant shall not be deemed to have vacated or abandoned the Premises if it continues to timely pay all amounts due under this Lease, keeps the Premises secure, and otherwise maintains the Premises in accordance with this Lease;
24.1.2    Failure to pay any installment of Rent or any other monies due and payable hereunder, said failure continuing for a period of three (3) business days after the same is due (provided that Tenant shall not be in default for failure to pay Rent when due for the first such late payment in any twelve (12) month period, provided that such payment is made within three (3) days after written notice from Landlord that such payment was not paid when due);
24.1.3    A general assignment by Tenant or any guarantor or surety of Tenant’s obligations hereunder (collectively, “Guarantor”) for the benefit of creditors;
24.1.4    The filing of a voluntary petition in bankruptcy by Tenant or any Guarantor, the filing by Tenant or any Guarantor of a voluntary petition for an arrangement, the filing by or against Tenant or any Guarantor of a petition, voluntary or involuntary, for reorganization, or the filing of an involuntary petition by the creditors of Tenant or any Guarantor, said involuntary petition remaining undischarged for a period of sixty (60) days;
24.1.5    Receivership, attachment, or other judicial seizure of substantially all of Tenant’s Property, such attachment or other seizure remaining undismissed or undischarged for a period of sixty (60) days after the levy thereof;
24.1.6    Death or disability of Tenant or any Guarantor, if Tenant or such Guarantor is a natural person, or the failure by Tenant or any Guarantor to maintain its legal existence, if Tenant or such Guarantor is a corporation, partnership, limited liability company, trust or other legal entity;
24.1.7    Failure of Tenant to execute and deliver to Landlord any estoppel certificate, subordination agreement, or lease amendment within the time periods and in the manner required by Paragraphs 30, 31 or 42, and/or failure by Tenant to deliver to Landlord any financial statement within the time period and as required by Paragraph 40;
24.1.8    An assignment or sublease, or attempted assignment or sublease, of this Lease or the Premises by Tenant contrary to the provision of Paragraph 23, unless such assignment or sublease is expressly conditioned upon Tenant having received Landlord’s consent thereto;
24.1.9    Failure of Tenant to restore the Security Deposit to the amount and within the time period provided in Paragraph 7 above;
24.1.10    Failure to perform any of Tenant’s covenants, agreements or obligations hereunder (except those failures specified as events of Default in any other subparagraphs of this Paragraph 24, which shall be governed by such other Paragraphs), which failure continues for ten (10) business days after written notice thereof from Landlord to Tenant, provided that, if Tenant has exercised reasonable diligence to cure such failure and such failure cannot be cured within such ten (10) business day period despite reasonable diligence, Tenant shall not be in default under this subparagraph so long as Tenant thereafter diligently and continuously prosecutes the cure to completion and actually completes such cure within sixty (60) days after the giving of such written notice;
24.1.11    Chronic delinquency by Tenant in the payment of Rent, or any other periodic payments required to be paid by Tenant under this Lease. “Chronic delinquency” means failure by Tenant to pay Rent, or any other payments required to be paid by Tenant under this Lease within three (3) business days after written notice thereof for any three (3) months (consecutive or nonconsecutive) during any period of twelve (12) months. In the event of a Chronic delinquency, in addition to Landlord’s other remedies for Default provided in this Lease, at Landlord’s option, Landlord shall have the right to require that Rent be paid by Tenant quarterly, in advance;
24.1.12    Chronic overuse by Tenant or Tenant’s Agents of the number of undesignated parking spaces set forth in the Basic Lease Information. “Chronic overuse” means use by Tenant or Tenant’s Agents of a number of parking spaces greater than the number of parking spaces set forth in the Basic Lease Information more than three (3) times during any period of twelve (12) months, after written notice by Landlord in each instance;
24.1.13    Any insurance required to be maintained by Tenant pursuant to this Lease shall be canceled or terminated or shall expire or be reduced or materially changed, except as permitted in this Lease, which is not cured within three (3) business days after written notice from Landlord;
24.1.14    Any failure by Tenant to discharge any lien or encumbrance placed on the Project or any part thereof in violation of this Lease within ten (10) business days after the date Tenant becomes aware of such lien or encumbrance is filed or recorded against the Project or any part thereof;
24.1.15    Tenant’s failure to commence business operations in the Premises within ninety (90) days following the Commencement Date, subject to delays beyond Tenant’s reasonable control (other than financial difficulty); and
24.1.16    Any representation of Tenant herein or in any financial statement or other materials provided by Tenant or any guarantor of Tenant’s obligations under this Lease shall prove to be untrue or inaccurate in any material respect, or any such financial statements or other materials shall have omitted any material fact.
25.    LANDLORD’S REMEDIES
25.1    Termination. In the event of any Default by Tenant, then in addition to any other remedies available to Landlord at law or in equity and under this Lease, Landlord may terminate this Lease immediately and all rights of Tenant hereunder by giving written notice to Tenant of such intention to terminate. If Landlord shall elect to so terminate this Lease, then Landlord may recover from Tenant:
25.1.1    the worth at the time of award of any unpaid Rent and any other sums due and payable which have been earned at the time of such termination; plus
25.1.2    the worth at the time of award of the amount by which the unpaid Rent and any other sums due and payable which would have been earned after termination until the time of award exceeds the amount of such rental loss Tenant proves could have been reasonably avoided; plus
25.1.3    the worth at the time of award of the amount by which the unpaid Rent and any other sums due and payable for the balance of the term of this Lease after the time of award exceeds the amount of such rental loss that Tenant proves could be reasonably avoided; plus
25.1.4    any other amount necessary to compensate Landlord for all the detriment proximately caused by Tenant’s failure to perform its obligations under this Lease or which in the ordinary course would be likely to result therefrom, including, without limitation, (A) any costs or expenses incurred by Landlord (1) in retaking possession of the Premises; (2) in maintaining, repairing, preserving, restoring, replacing, cleaning, altering, remodeling or rehabilitating the Premises or any affected portions of the Building or the Project, including such actions undertaken in connection with the reletting or attempted reletting of the Premises to a new tenant or tenants; (3) for leasing commissions, advertising costs and other expenses of reletting the Premises; or (4) in carrying the Premises, including taxes, insurance premiums, utilities and security precautions; (B) any unearned brokerage commissions paid in connection with this Lease; (C) reimbursement of any previously waived or abated Base Rent or Additional Rent or any free rent or reduced rental rate granted hereunder; and (D) any concession made or paid by Landlord to the benefit of Tenant including, but not limited to, any moving allowances, contributions, payments or loans by Landlord for tenant improvements or build-out allowances, if any, or assumptions by Landlord of any of Tenant’s previous lease obligations; plus
25.1.5    such reasonable attorneys’ fees and expenses incurred by Landlord as a result of a Default, and costs in the event suit is filed by Landlord to enforce such remedy; and plus
25.1.6    at Landlord’s election, such other amounts in addition to or in lieu of the foregoing as may be permitted from time to time by applicable Laws.
As used in subparagraphs 25.1.1 and 25.1.2 above, the “worth at the time of award” is computed by allowing interest at an annual rate equal to twelve percent (12%) per annum or the maximum rate permitted by law, whichever is less. As used in subparagraph 25.1.3 above, the “worth at the time of award” is computed by discounting such amount at the discount rate of the Federal Reserve Bank of San Francisco at the time of award, plus one percent (1%). Tenant hereby waives for itself and for all those claiming under Tenant all right now or hereafter existing to redeem by order or judgment of any court or by any legal process or writ, Tenant’s right of occupancy of the Premises after any termination of this Lease.
25.2    Continuation of Lease. Landlord shall have the remedy described in California Civil Code Section 1951.4 (lessor may continue lease in effect after lessee’s breach and abandonment and recover rent as it becomes due, if lessee has the right to sublet or assign, subject only to reasonable limitations). In the event of any Default by Tenant, then in addition to any other remedies available to Landlord at law or in equity and under this Lease, Landlord may continue this Lease in effect after Tenant’s Default and abandonment and recover Rent as it becomes due. In addition, Landlord shall not be liable in any way whatsoever for its failure or refusal to relet the Premises. For purposes of this Paragraph 25.2, the following acts by Landlord will not constitute the termination of Tenant’s right to possession of the Premises:
25.2.1    Acts of maintenance or preservation or efforts to relet the Premises, including, but not limited to, alterations, remodeling, redecorating, repairs, replacements and/or painting as Landlord shall consider advisable for the purpose of reletting the Premises or any part thereof; or
25.2.2    The appointment of a receiver upon the initiative of Landlord to protect Landlord’s interest under this Lease or in the Premises.
25.3    Re-entry. In the event of any Default by Tenant, Landlord shall also have the right to re-enter the Premises, by force if necessary, and remove all persons and property from the Premises; such property may be removed and stored in a public warehouse or elsewhere at the cost of and for the account of Tenant.
25.4    Reletting. In the event of the abandonment of the Premises by Tenant or if Landlord elects to re-enter as provided in Paragraph 25.3 or takes possession of the Premises pursuant to legal proceeding or pursuant to any notice provided by law, then without terminating Tenant’s contractual liability for Landlord’s damages, Landlord may from time to time relet the Premises or any part thereof for such term or terms and at such rental or rentals and upon such other terms and conditions as Landlord in its sole discretion may deem advisable with the right to make alterations and repairs to the Premises in Landlord’s sole discretion. If Landlord shall elect to so relet, then rentals received by Landlord from such reletting shall be applied in the following order: (i) to reasonable attorneys’ fees incurred by Landlord as a result of a Default and costs in the event suit is filed by Landlord to enforce such remedies; (ii) to the payment of any indebtedness other than Rent due hereunder from Tenant to Landlord; (iii) to the payment of any costs of such reletting; (iv) to the payment of the costs of any alterations and repairs to the Premises; (v) to the payment of Rent due and unpaid hereunder; and (vi) the residue, if any, shall be held by Landlord and applied in payment of future Rent and other sums payable by Tenant hereunder as the same may become due and payable hereunder. Should that portion of such rentals received from such reletting during any month, which is applied to the payment of Rent hereunder, be less than the Rent payable during such month by Tenant, then Tenant shall pay such deficiency to Landlord. Such deficiency shall be calculated and paid monthly. Tenant shall also pay to Landlord, as soon as ascertained, any costs and expenses incurred by Landlord in such reletting or in making such alterations and repairs not covered by the rentals received from such reletting.
25.5    Termination. No re-entry or taking of possession of the Premises by Landlord pursuant to this Paragraph 25 shall be construed as an election to terminate this Lease unless a written notice of such intention is given to Tenant or unless the termination thereof is decreed by a court of competent jurisdiction. Notwithstanding any reletting without termination by Landlord because of any Default by Tenant, Landlord may at any time after such reletting elect to terminate this Lease for any such Default.
25.6    Cumulative Remedies. The remedies herein provided are not exclusive and Landlord shall have any and all other remedies provided herein or by law or in equity.
25.7    No Surrender. No act or conduct of Landlord, whether consisting of the acceptance of the keys to the Premises, or otherwise, shall be deemed to be or constitute an acceptance of surrender of the Premises by Tenant prior to the expiration of the Term, and such acceptance by Landlord of surrender by Tenant shall only flow from and must be evidenced by a written acknowledgment of acceptance of surrender signed by Landlord. The surrender of this Lease by Tenant, voluntarily or otherwise, shall not work a merger unless Landlord elects in writing that such merger take place, but shall operate as an assignment to Landlord of any and all existing subleases, or Landlord may, at its option, elect in writing to treat such surrender as a merger terminating Tenant’s estate under this Lease, and thereupon Landlord may terminate any or all such subleases by notifying the sublessee of its election so to do within five (5) days after such surrender.
26.    LANDLORD’S RIGHT TO PERFORM TENANT’S OBLIGATIONS
26.1    Without limiting the rights and remedies of Landlord contained in Paragraph 25 above, if Tenant shall be in Default in the performance of any of the terms, provisions, covenants or conditions to be performed or complied with by Tenant pursuant to this Lease, then Landlord may at Landlord’s option, without any obligation to do so, and without notice to Tenant perform any such term, provision, covenant, or condition, or make any such payment and Landlord by reason of so doing shall not be liable or responsible for any loss or damage thereby sustained by Tenant or anyone holding under or through Tenant or any of Tenant’s Agents.
26.2    Without limiting the rights of Landlord under Paragraph 26.1 above, Landlord shall have the right at Landlord’s option, without any obligation to do so, to perform any of Tenant’s covenants or obligations under this Lease without notice to Tenant in the case of an emergency, as determined by Landlord in its sole and absolute judgment, or if Landlord otherwise determines in its sole discretion that such performance is necessary or desirable for the proper management and operation of the Building or the Project or for the preservation of the rights and interests or safety of other tenants of the Building or the Project.
26.3    If Landlord performs any of Tenant’s obligations hereunder in accordance with this Paragraph 26, the full amount of the cost and expense incurred or the payment so made or the amount of the loss so sustained shall immediately be owing by Tenant to Landlord, and Tenant shall promptly pay to Landlord upon demand, as Additional Rent, the full amount thereof with interest thereon from the date of payment by Landlord at the lower of (i) ten percent (10%) per annum, or (ii) the highest rate permitted by applicable law.
27.    ATTORNEYS’ FEES
27.1    If either party hereto fails to perform any of its obligations under this Lease or if any dispute arises between the parties hereto concerning the meaning or interpretation of any provision of this Lease, then the defaulting party or the party not prevailing in such dispute, as the case may be, shall pay any and all costs and expenses incurred by the other party on account of such default and/or in enforcing or establishing its rights hereunder, including, without limitation, court costs and reasonable attorneys’ fees and disbursements. Any such attorneys’ fees and other expenses incurred by either party in enforcing a judgment in its favor under this Lease shall be recoverable separately from and in addition to any other amount included in such judgment, and such attorneys’ fees obligation is intended to be severable from the other provisions of this Lease and to survive and not be merged into any such judgment.
27.2    Without limiting the generality of Paragraph 27.1 above, if Landlord utilizes the services of an attorney for the purpose of collecting any Rent due and unpaid by Tenant or in connection with any other breach of this Lease by Tenant, Tenant agrees to pay Landlord actual attorneys’ fees and expenses as determined by Landlord for such services, regardless of the fact that no legal action may be commenced or filed by Landlord.
28.    TAXES
Tenant shall be liable for and shall pay directly to the taxing authority, prior to delinquency, all taxes levied against Tenant’s Property. If any Alteration installed by Tenant or any of Tenant’s Property is assessed and taxed with the Project or Building, Tenant shall pay such taxes to Landlord within ten (10) business days after delivery to Tenant of a statement therefor.
29.    EFFECT OF CONVEYANCE
“Landlord” means, from time to time, the then current owner of the Building or the Project. In the event of any sale of the Building or the Project, Landlord shall be and hereby is entirely freed and relieved of all covenants and obligations of Landlord hereunder, and it shall be deemed and construed, without further agreement between the parties and the purchaser at any such sale, that the purchaser of the Building or the Project has assumed and agreed to carry out any and all covenants and obligations of Landlord hereunder.
30.    TENANT’S ESTOPPEL CERTIFICATE
From time to time, upon written request of Landlord, Tenant shall execute, acknowledge and deliver to Landlord or its designee, an Estoppel Certificate in substantially the form attached hereto as Exhibit E-1 and with any other statements reasonably requested by Landlord or its designee. Any such Estoppel Certificate may be relied upon by a prospective purchaser of Landlord’s interest or a mortgagee of (or holder of a deed of trust encumbering) Landlord’s interest or assignee of any mortgage or deed of trust upon Landlord’s interest in the Premises. If Tenant fails to provide such certificate within ten (10) business days of receipt by Tenant of a written request by Landlord as herein provided, such failure shall, at Landlord’s election, constitute a Default under this Lease, and Tenant shall be deemed to have given such certificate without modification and admitted the accuracy of any information supplied by Landlord to a prospective purchaser or mortgagee or deed of trust holder.
31.    SUBORDINATION
At the option of Landlord, this Lease, and all rights of Tenant hereunder, are and shall be subject and subordinate to all ground leases, overriding leases and underlying leases affecting the Building or the Project now or hereafter existing and each of the terms, covenants and conditions thereto (the “Superior Lease(s)”), and to all mortgages or trust deeds which may now or hereafter affect the Building, the Project or any of such leases and each of the terms, covenants and conditions thereto (the “Superior Mortgage(s)”), whether or not such mortgages or trust deeds shall also cover other land, buildings or leases, to each and every advance made or hereafter to be made under such mortgages or trust deeds, and to all renewals, modifications, replacements and extensions of such leases and such mortgages or trust deeds and spreaders and consolidations of such mortgages or trust deeds. Landlord represents to Tenant that there is currently no Superior Mortgage affecting the Building or the Project. This Paragraph shall be self-operative and no further instrument of subordination shall be required.
Tenant shall promptly execute, acknowledge and deliver any reasonable instrument that Landlord, the lessor under any such lease or the holder of any such mortgage or trust deed or any of their respective successors in interest may reasonably request to evidence such subordination, provided that such instrument provides customary nondisturbance protection for Tenant (i.e., Tenant’s possession of the Premises shall not be disturbed so long as Tenant is not in Default and attorns to the record owner of the Premises). Without limiting the foregoing, Tenant’s failure to execute, acknowledge and deliver such instrument within the aforesaid time period shall constitute a Default hereunder. As used herein the lessor of a Superior Lease or its successor in interest is herein called “Superior Lessor”; and the holder of a Superior Mortgage is herein called “Superior Mortgagee”.
If any Superior Lessor or Superior Mortgagee shall succeed to the rights of Landlord under this Lease, whether through possession or foreclosure action or delivery of a new lease or deed (such party so succeeding to Landlord’s rights herein called “Successor Landlord”), then Tenant shall attorn to and recognize such Successor Landlord as Tenant’s landlord under this Lease (without the need for further agreement), Tenant’s possession of the Premises shall not be disturbed so long as Tenant is not in Default and Tenant shall promptly execute and deliver any reasonable instrument that such Successor Landlord may reasonably request to evidence such attornment and nondisturbance. This Lease shall continue in full force and effect as a direct lease between the Successor Landlord and Tenant upon all of the terms, conditions and covenants as are set forth in this Lease, except that the Successor Landlord shall not (a) be liable for any previous act or omission of Landlord under this Lease, except to the extent such act or omission shall constitute a continuing landlord default hereunder; (b) be subject to any offset, not expressly provided for in this Lease; or (c) be bound by any previous modification of this Lease or by any previous prepayment of more than one month’s Base Rent, unless such modification or prepayment shall have been expressly approved in writing by Landlord or the Successor Landlord (or its predecessor in interest).
32.    ENVIRONMENTAL COVENANTS
32.1    Prior to executing this Lease, Tenant has completed, executed and delivered to Landlord a Hazardous Materials Disclosure Certificate (“Initial Disclosure Certificate”), a fully completed copy of which is attached hereto as Exhibit G and incorporated herein by this reference. Tenant covenants, represents and warrants to Landlord that, to the best of Tenant’s knowledge, the information on the Initial Disclosure Certificate is true and correct and accurately describes the Hazardous Materials which will be manufactured, treated, used or stored on or about the Premises by Tenant or Tenant’s Agents. Tenant shall, on each anniversary of the Commencement Date and at such other times as Tenant desires to manufacture, treat, use or store on or about the Premises new or additional Hazardous Materials which were not listed on the Initial Disclosure Certificate, complete, execute and deliver to Landlord an updated Disclosure Certificate (each, an “Updated Disclosure Certificate”) describing Tenant’s then current and proposed future uses of Hazardous Materials on or about the Premises, which Updated Disclosure Certificates shall be in the same format as Exhibit G or in such updated format as Landlord may require from time to time. Tenant shall deliver an Updated Disclosure Certificate to Landlord not less than thirty (30) days prior to the date Tenant intends to commence the manufacture, treatment, use or storage of new or additional Hazardous Materials on or about the Premises, and Landlord shall have the right to approve or disapprove such new or additional Hazardous Materials in its sole and absolute discretion. Tenant shall make no use of Hazardous Materials on or about the Premises except as described in the Initial Disclosure Certificate or as otherwise approved by Landlord in writing in accordance with this Paragraph 32.1.
32.2    As used in this Lease, the term "Hazardous Materials" means (i) any substance or material that is included within the definitions of “hazardous substances,” “hazardous materials,” “toxic substances,” “pollutant,” “contaminant,” “hazardous waste,” or “solid waste” in any Environmental Law; (ii) petroleum or petroleum derivatives, including crude oil or any fraction thereof, all forms of natural gas, and petroleum products or by-products or waste; (iii) polychlorinated biphenyls (“PCB’s”); (iv) asbestos and asbestos containing materials (whether friable or non-friable); (v) lead and lead-based paint or other lead containing materials (whether friable or non-friable); (vi) urea formaldehyde; (vii) microbiological pollutants; (viii) batteries or liquid solvents or similar chemicals; (ix) radon gas; and (x) mildew, fungus, mold, bacteria and/or other organic spore material.
32.3     “Environmental Laws” means all statutes, terms, conditions, limitations, restrictions, standards, prohibitions, obligations, schedules, plans and timetables that are contained in or promulgated pursuant to any federal, state or local laws (including rules, regulations, ordinances, codes, judgments, orders, decrees, contracts, permits, stipulations, injunctions, the common law, court opinions, and demand or notice letters issued, entered, promulgated or approved thereunder), relating to pollution or the protection of the environment, including laws relating to emissions, discharges, releases or threatened releases of Hazardous Materials into ambient air, surface water, ground water or lands or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Hazardous Materials including but not limited to the: Comprehensive Environmental Response Compensation and Liability Act of 1980 (CERCLA), as amended by the Superfund Amendments and Reauthorization Act of 1986 (SARA), 42 U.S.C. 9601 et seq.; Solid Waste Disposal Act, as amended by the Resource Conservation and Recovery Act of 1976 (RCRA), 42 U.S.C. 6901 et seq.; Federal Water Pollution Control Act, 33 U.S.C. 1251 et seq.; Toxic Substances Control Act, 15 U.S.C. 2601 et seq.; Clean Air Act, 42 U.S.C. 7401 et seq.; and the Safe Drinking Water Act, 42 U.S.C. § 300f et seq. “Environmental Laws” shall not include laws relating to industrial hygiene or worker safety, except to the extent that such laws address asbestos and asbestos containing materials (whether friable or non-friable) or lead and lead based paint or other lead containing materials.
32.4    During its use and occupancy of the Premises Tenant shall: (i) not (A) permit Hazardous Materials to be present on or about the Premises except in a manner and quantity necessary for the ordinary performance of Tenant’s business or for normal quantities of cleaning and other business supplies customarily used in a warehouse (B) release, discharge or dispose of any Hazardous Materials on, in, at, under, or emanating from, the Premises, the Building or the Project; (ii) comply with all Environmental Laws relating to the Premises and the use of Hazardous Materials on or about the Premises and not engage in or permit others to engage in any activity at the Premises in violation of any Environmental Laws; and (iii) immediately notify Landlord of (A) any inquiry, test, investigation or enforcement proceeding by any governmental agency or authority against Tenant, Landlord or the Premises, Building or Project relating to any Hazardous Materials or under any Environmental Laws or (B) the occurrence of any event or existence of any condition that would cause a breach of any of the covenants set forth in this Paragraph 32.
32.5    If Tenant’s use of Hazardous Materials on or about the Premises results in a release, discharge or disposal of Hazardous Materials on, in, at, under, or emanating from, the Premises, the Building or the Project, or if Tenant becomes aware of Hazardous Materials released, discharged or disposed at the Premises. Tenant shall promptly notify Landlord of same (and, in any event, deliver such notice within two (2) days of learning of same) and to the extent caused by Tenant or its Agents, investigate, clean up, remove or remediate such Hazardous Materials in full compliance with: (i) the requirements of (A) all Environmental Laws and (B) any governmental agency or authority responsible for the enforcement of any Environmental Laws; and (ii) any additional requirements of Landlord that are reasonably necessary to protect the value of the Premises, the Building or the Project.
Landlord shall also have the right, but not the obligation, to take whatever action with respect to any such Hazardous Materials that it deems necessary, in Landlord’s sole discretion, to protect the value of the Premises or the property in which the Premises are located. All costs and expenses reasonably paid or incurred by Landlord in the exercise of such right shall be payable by Tenant promptly upon demand.
32.6    Upon reasonable notice to Tenant, Landlord may inspect the Premises and surrounding areas for the purpose of determining whether there exists on or about the Premises any Hazardous Material or other condition or activity that is in violation of this Lease or of any Environmental Laws.
32.7    Landlord shall have the right, but not the obligation, prior or subsequent to a Default, without in any way limiting Landlord’s other rights and remedies under this Lease, to enter upon the Premises, or to take such other actions as it deems necessary or advisable, to investigate, clean up, remove or remediate any Hazardous Materials or contamination by Hazardous Materials present on, in, at, under, or emanating from, the Premises, the Building or the Project in violation of Tenant’s obligations under this Lease or Tenant’s violation under any Environmental Laws. Notwithstanding any other provision of this Lease, Landlord shall also have the right, at its election, in its own name or as Tenant’s agent, to negotiate, defend, approve and appeal, at Tenant’s expense, any action taken or order issued by any governmental agency or authority with regard to any such Hazardous Materials or contamination by Hazardous Materials. All costs and expenses paid or incurred by Landlord in the exercise of the rights set forth in this Paragraph 32 shall be payable by Tenant promptly upon demand.
32.8    Tenant shall surrender the Premises to Landlord upon the expiration or earlier termination of this Lease free of Hazardous Materials (excluding any Hazardous Materials which may have existed at the Premises prior to the Commencement Date) and in a condition which complies with all Environmental Laws and any additional requirements of Landlord that are reasonably necessary to protect the value of the Premises, the Building or the Project. Such Tenant obligations shall be in addition to any other surrender requirements in this Lease and shall survive the expiration or earlier termination of this Lease. If it is determined by Landlord that the condition of all or any portion of the Premises, the Building, and/or the Project is not in compliance with this Lease with respect to Hazardous Materials, debris, or waste, including, without limitation, all Environmental Laws, at the expiration or earlier termination of this Lease, then at Landlord’s sole option, Landlord may require Tenant to hold over possession of the Premises until Tenant can surrender the Premises to Landlord in the condition required under this Lease. The burden of proof hereunder shall be upon Tenant. For purposes hereof, the term “normal wear and tear” shall not include any deterioration in the condition or diminution of the value of any portion of the Premises, the Building, and/or the Project in any manner whatsoever related to directly, or indirectly, Hazardous Materials. Any such holdover by Tenant will be with Landlord’s consent, will not be terminable by Tenant in any event or circumstance and will otherwise be subject to the provisions of Paragraph 35 of this Lease.
32.9    Tenant shall indemnify and hold harmless Landlord from and against any and all claims, damages, fines, judgments, penalties, costs, losses (including, without limitation, loss in value of the Premises, the Building or the Project, liabilities and expenses (including attorneys’, consultants’ and experts’ fees)) incurred by Landlord during or after the Term and directly attributable to (i) any Hazardous Materials placed on or about the Premises, the Building or the Project by Tenant or Tenant’s Agents or caused by the action or inaction of Tenant or Tenant’s Agents, or (ii) Tenant’s breach of any provision of this Paragraph 32. This indemnification includes, without limitation, any and all costs incurred by Landlord due to any investigation of the site or any cleanup, removal or restoration mandated by a federal, state or local agency or political subdivision.
32.10    Notwithstanding anything in this Lease to the contrary, Tenant shall not be responsible for any Hazardous Materials existing on the Premises as of the date possession of the Premises is delivered to Tenant, except to the extent that Tenant exacerbates any such pre-existing condition in the Premises.
32.11    The provisions of this Paragraph 32 shall survive the expiration or earlier termination of this Lease.
33.    NOTICES
All notices and demands which are required or may be permitted to be given to either party by the other hereunder shall be in writing and shall be sent by United States mail, postage prepaid, certified, or by personal delivery or overnight courier, addressed to the addressee at Tenant’s Address or Landlord’s Address as specified in the Basic Lease Information, or to such other place as either party may from time to time designate in a notice to the other party given as provided herein. Copies of all notices and demands given to Landlord shall additionally be sent to Landlord’s property manager at the address specified in the Basic Lease Information or at such other address as Landlord may specify in writing from time to time. Notice shall be deemed given upon actual receipt (or attempted delivery if delivery is refused), if personally delivered, or one (1) business day following deposit with a reputable overnight courier that provides a receipt, or on the third (3rd) day following deposit in the United States mail in the manner described above. In no event shall either party use a post office box or other address which does not accept overnight delivery.
34.    WAIVER
The waiver of any breach of any term, covenant or condition of this Lease shall not be deemed to be a waiver of such term, covenant or condition or of any subsequent breach of the same or any other term, covenant or condition herein contained. The subsequent acceptance of Rent by Landlord shall not be deemed a waiver of any preceding breach by Tenant, other than the failure of Tenant to pay the particular rental so accepted, regardless of Landlord’s knowledge of such preceding breach at the time of acceptance of such Rent. No delay or omission in the exercise of any right or remedy of Landlord in regard to any Default by Tenant shall impair such a right or remedy or be construed as a waiver. Any waiver by Landlord of any Default must be in writing and shall not be a waiver of any other Default concerning the same or any other provisions of this Lease.
35.    HOLDING OVER
Any holding over after the expiration of the Term, without the express written consent of Landlord, shall constitute a Default and, without limiting Landlord’s remedies provided in this Lease, such holding over shall be construed to be a tenancy at sufferance, at a rental rate equal to one hundred fifty percent (150%) of the Base Rent last due in this Lease, plus Additional Rent, and shall otherwise be on the terms and conditions herein specified, so far as applicable; provided, however, that in no event shall any renewal or expansion option, option to purchase, or other similar right or option contained in this Lease be deemed applicable to any such tenancy at sufferance. If the Premises are not surrendered at the end of the Term or sooner termination of this Lease, and in accordance with the provisions of Paragraphs 11 and 32.8, Tenant shall indemnify, defend and hold Landlord harmless from and against any and all loss, direct or indirect damages or liability resulting from delay by Tenant in so surrendering the Premises including, without limitation, any loss or liability resulting from any claim against Landlord made by any succeeding tenant or prospective tenant founded on or resulting from such delay and losses to Landlord due to lost opportunities to lease any portion of the Premises to any such succeeding tenant or prospective tenant, together with, in each case, actual attorneys’ fees and costs.
36.    SUCCESSORS AND ASSIGNS
The terms, covenants and conditions of this Lease shall, subject to the provisions as to assignment, apply to and bind the heirs, successors, executors, administrators and assigns of all of the parties hereto. If Tenant shall consist of more than one entity or person, the obligations of Tenant under this Lease shall be joint and several.
37.    TIME
Time is of the essence of this Lease and each and every term, condition and provision herein.
38.    BROKERS
Landlord and Tenant each represents and warrants to the other that neither it nor its officers or agents nor anyone acting on its behalf has dealt with any real estate broker except the Broker(s) specified in the Basic Lease Information in the negotiating or making of this Lease, and each party agrees to indemnify and hold harmless the other from any claim or claims, and costs and expenses, including attorneys’ fees, incurred by the indemnified party in conjunction with any such claim or claims of any other broker or brokers to a commission in connection with this Lease as a result of the actions of the indemnifying party. Landlord shall pay the Broker specified in the Basic Lease Information a commission pursuant to a separate agreement.
39.    LIMITATION OF LIABILITY
In the event of any default or breach by Landlord under this Lease or arising in connection herewith or with Landlord’s operation, management, leasing, repair, renovation, alteration or any other matter relating to the Project or the Premises, Tenant’s remedies shall be limited solely and exclusively to an amount which is equal to the lesser of (a) the interest in the Buildings of the then current Landlord or (b) the equity interest Landlord would have in the Buildings if the Buildings were encumbered by third party debt in an amount equal to eighty percent (80%) of the value of the Buildings (as such value is determined by Landlord), provided that in no event shall such liability extend to any sales or insurance proceeds received by Landlord or the “Landlord Parties” in connection with the Project, any Building or the Premises. For purposes of this Lease, “Landlord Parties” means, collectively Landlord, its member(s) manager, partners, beneficiaries, shareholders, officers, directors, trustees, employees, agents, investment advisors, or any successor in interest of any of them. Neither Landlord, nor any of the Landlord Parties shall have any personal liability therefor, and Tenant hereby expressly waives and releases such personal liability on behalf of itself and all persons claiming by, through or under Tenant. The limitations of liability contained in this Paragraph 39 shall inure to the benefit of Landlord’s and the Landlord Parties’ present and future member, manager, partners, beneficiaries, officers, directors, trustees, shareholders, agents and employees, and their respective partners, heirs, successors and assigns. Under no circumstances shall any present or future partner of Landlord (if Landlord is a partnership), future member or manager in Landlord (if Landlord is a limited liability company) or trustee or beneficiary (if Landlord or any partner or member of Landlord is a trust), have any liability for the performance of Landlord’s obligations under this Lease. Notwithstanding any contrary provision herein, neither Landlord nor the Landlord Parties shall be liable under any circumstances for injury or damage to, or interference with Tenant’s business, including, but not limited to, loss of profits, loss of rents or other revenues, loss of business opportunity, loss of goodwill or loss of use, in each case, however occurring. The provisions of this Paragraph shall apply only to the Landlord and the parties herein described, and shall not be for the benefit of any insurer or any other third party.
Notwithstanding anything to the contrary contained in this Lease, nothing in this Lease shall impose any obligations on Tenant or Landlord to be responsible or liable for, and each hereby waives and releases the other from all liability for consequential damages; provided, however, that this waiver and release shall expressly exclude those consequential damages incurred by Landlord in connection with (i) the holdover of the Premises by Tenant after the expiration or earlier termination of this Lease, (ii) the contamination of the Premises or any property resulting from the presence or use of Hazardous Materials caused or permitted by Tenant or Tenant’s Agents, or (iii) any repair, physical construction or improvement work performed by or on behalf of Tenant in the Premises.
40.    FINANCIAL STATEMENTS
Within ten (10) days after Landlord’s request, Tenant shall deliver to Landlord the then current audited (if available) financial statements of Tenant (including interim periods following the end of the last fiscal year for which annual statements are available), prepared or compiled by a certified public accountant, including a balance sheet and profit and loss statement for the most recent prior year, all prepared in accordance with sound accounting principles consistently applied. Notwithstanding the foregoing, in the event that Tenant is a publicly traded company, Tenant’s obligations under this Section shall be satisfied at all times that such financials are publicly available.
41.    RULES AND REGULATIONS
Tenant shall comply with such reasonable rules and regulations as Landlord may adopt from time to time for the orderly and proper operation of the Building and the Project. Such rules may include but shall not be limited to the following: (a) restriction of employee parking to a limited, designated area or areas; and (b) regulation of the removal, storage and disposal of Tenant’s refuse and other rubbish. The then current rules and regulations shall be binding upon Tenant upon delivery of a copy of them to Tenant. Landlord shall not be responsible to Tenant for the failure of any other person to observe and abide by any of said rules and regulations. Landlord’s current rules and regulations are attached to this Lease as Exhibit D and may be amended so long as the amended rules and regulations do not materially increase Tenant’s obligations or materially decrease Tenant’s rights under this Lease.
42.    MORTGAGEE PROTECTION
42.1    Modifications for Lender. If, in connection with obtaining financing for the Project or any portion thereof, Landlord’s lender shall request reasonable modifications to this Lease, Tenant shall not unreasonably withhold, delay or defer its consent to such modifications, provided that such modifications do not materially adversely affect Tenant’s rights or increase Tenant’s obligations under this Lease.
42.2    Rights to Cure. Tenant shall give to any trust deed or mortgage holder (“Holder”), by the method provided for in Paragraph 33 above, at the same time as it is given to Landlord, a copy of any notice of default given to Landlord, provided that, prior to such notice, Tenant has been notified, in writing (by way of notice of assignment of rents and leases, or otherwise) of the address of such Holder. Tenant further agrees that if Landlord shall have failed to cure such default within the time provided for in this Lease, then the Holder shall have an additional twenty (20) days after expiration of such period, or after receipt of such notice from Tenant (if such notice to the Holder is required by this Paragraph 42.2), whichever shall last occur within which to cure such default or if such default cannot be cured within that time, then such additional time as may be necessary if within such twenty (20) days, any Holder has commenced and is diligently pursuing the remedies necessary to cure such default (including, but not limited to, commencement of foreclosure proceedings, if necessary to effect such cure), in which event this Lease shall not be terminated.
43.    PARKING
(a)    Provided that Tenant shall not then be in default under the terms and conditions of the Lease, and provided further, that Tenant shall comply with and abide by Landlord's parking rules and regulations from time to time in effect, Tenant shall have a license to use for the parking of its employees’ and Visitors’ standard size passenger automobiles, pick-up trucks, vans and SUV’s the number of non-exclusive and undesignated parking spaces, if any, set forth in the Basic Lease Information in the Parking Areas, provided, however, that Landlord shall not be required to enforce Tenant's right to use such parking spaces; and, provided further, that the number of parking spaces allocated to Tenant hereunder shall be reduced on a proportionate basis in the event any of the parking spaces in the Parking Areas are taken or otherwise eliminated as a result of any Condemnation (as hereinafter defined) or casualty event affecting such Parking Areas or any modifications made by Landlord to such Parking Areas. All unreserved spaces will be on a first-come, first-served basis in common with other tenants of and visitors to the Project in parking spaces provided by Landlord from time to time in the Project's Parking Areas. If Tenant is granted the use of exclusive and designated parking spaces, as indicated in the Basic Lease Information, then such spaces shall be located in the area(s) designated by Landlord from time to time. Tenant's license to use the parking spaces provided for herein shall be subject to such terms, conditions, rules and regulations as Landlord or the operator of the Parking Area may reasonably impose from time to time, subject to the terms of this Lease.

(b)Each vehicle shall, at Landlord's option to be exercised from time to time, bear a permanently affixed and visible identification sticker to be provided by Landlord. Tenant shall not and shall not permit its Agents and Visitors to park any vehicles in locations other than those specifically designated by Landlord for Tenant's use. The license granted hereunder is for self-service parking only and does not include additional rights or services. Neither Landlord nor its Agents shall be liable for: (i) loss or damage to any vehicle or other personal property parked or located upon or within such parking spaces or any Parking Areas whether pursuant to this license or otherwise and whether caused by fire, theft, explosion, strikes, riots or any other cause whatsoever; or (ii) injury to or death of any person in, about or around such parking spaces or any Parking Areas or any vehicles parking therein or in proximity thereto whether caused by fire, theft, assault, explosion, riot or any other cause whatsoever and Tenant hereby waives any claim for or in respect to the above and against all claims or liabilities arising out of loss or damage to property or injury to or death of persons, or both, relating to any of the foregoing. Tenant shall not assign any of its rights hereunder and in the event an attempted assignment is made, it shall be void.

(c)Visitors, clients and/or customers (collectively, "Visitors") to the Project and the Premises shall park automobiles or other vehicles only in areas designated by Landlord from time to time as being for the use of such Visitors and Tenant hereby agrees to ask its Visitors to park only in the areas designated by Landlord from time to time for the use of Tenant's Visitors.

If any tax, surcharge or fee is at any time imposed by any governmental authority upon or with respect to parking or vehicles parking in the parking spaces referred to herein, Tenant shall pay such tax, surcharge or fee as Additional Rent, such payments to be made in advance and from time to time as required by Landlord (except that they shall be paid monthly with Base Rent payments if permitted by the governmental authority).
In addition to any other rights or remedies available to Landlord, if Tenant parks trucks or trailers in violation of this Paragraph 43, and fails to remove same within one (1) business day after notice from Landlord, Landlord shall have the right to charge Tenant a parking charge equal to $25.00 per day per truck or trailer. Landlord’s election to charge such a fee shall not be deemed to be a consent by Landlord to such parking, and Tenant shall remain obligated to remove such trucks and trailers in accordance with Landlord’s notice.
44.    ENTIRE AGREEMENT
This Lease, including the Exhibits and any Addenda attached hereto, which are hereby incorporated herein by this reference, contains the entire agreement of the parties hereto, and no representations, inducements, promises or agreements, oral or otherwise, between the parties, not embodied herein or therein, shall be of any force and effect. If there is more than one Tenant, the obligations hereunder imposed shall be joint and several.
45.    INTEREST
Any installment of Rent and any other sum due from Tenant under this Lease which is not received by Landlord within ten (10) days from when the same is due shall bear interest from the date such payment was originally due under this Lease until paid at (a) an annual rate equal to the maximum rate of interest permitted by law, or (b) an annual rate equal to twelve percent (12%) per annum. Payment of such interest shall not excuse or cure any Default by Tenant. In addition, Tenant shall pay all reasonable costs and attorneys’ fees incurred by Landlord in collection of such amounts.
46.    CONSTRUCTION
This Lease shall be construed and interpreted in accordance with the laws of the State where the Project is located. No rule of construction to the effect that any ambiguities are to be resolved against the drafting party shall be employed in the interpretation of this Lease, including the Exhibits attached hereto. All captions in this Lease are for reference only and shall not be used in the interpretation of this Lease. Whenever required by the context of this Lease, the singular shall include the plural, the masculine shall include the feminine, and vice versa. If any provision of this Lease shall be determined to be illegal or unenforceable, such determination shall not affect any other provision of this Lease and all such other provisions shall remain in full force and effect.
47.    REPRESENTATIONS AND WARRANTIES OF TENANT
Tenant (and, if Tenant is a corporation, partnership, limited liability company or other legal entity, such corporation, partnership, limited liability company or entity) hereby makes the following representations and warranties, each of which is material and being relied upon by Landlord, is true in all respects as of the date of this Lease, and shall survive the expiration or termination of the Lease. Tenant shall re-certify such representations to Landlord periodically, upon Landlord’s reasonable request.
47.1    If Tenant is an entity, Tenant is duly organized, validly existing and in good standing under the laws of the state of its organization and the persons executing this Lease on behalf of Tenant have the full right and authority to execute this Lease on behalf of Tenant and to bind Tenant without the consent or approval of any other person or entity. Tenant has full power, capacity, authority and legal right to execute and deliver this Lease and to perform all of its obligations hereunder. This Lease is a legal, valid and binding obligation of Tenant, enforceable in accordance with its terms.
47.2    Tenant has not (i) made a general assignment for the benefit of creditors, (ii) filed any voluntary petition in bankruptcy or suffered the filing of an involuntary petition by any creditors, (iii) suffered the appointment of a receiver to take possession of all or substantially all of its assets, (iv) suffered the attachment or other judicial seizure of all or substantially all of its assets, (v) admitted in writing its inability to pay its debts as they come due, or (vi) made an offer of settlement, extension or composition to its creditors generally.
47.2.1    Tenant is not in violation of any Anti-Terrorism Law;
47.2.2    Neither Tenant or any holder of any direct or indirect equitable, legal or beneficial interest in Tenant is, as of the date hereof:
(i) conducting any business or engaging in any transaction or dealing with any Prohibited Person, including without limitation, the making or receiving of any contribution of funds, goods or services to or for the benefit of any Prohibited Person;

(ii) dealing in, or otherwise engaging in any transaction relating to, any property or interests in property blocked pursuant to Executive Order No. 13224; or

(iii) engaging in or conspiring to engage in any transaction that evades or avoids, or has the purpose of evading or avoiding, or attempts to violate any of the prohibitions set forth in, any Anti-Terrorism Law; and

47.2.3    Tenant is not in violation of any applicable anti-corruption, anti-bribery laws, including the United States Foreign Corrupt Practices Act, as amended from time to time.
47.2.4    Neither Tenant nor any of its affiliates, officers, directors, shareholders, members or lease guarantor, as applicable, is a Prohibited Person.
If at any time any of these representations becomes false, then it shall be considered a material default under this Lease.
As used herein, "Anti-Terrorism Law" is defined as any law relating to terrorism, anti-terrorism, money-laundering or anti-money laundering activities, including without limitation the United States Bank Secrecy Act, the United States Money Laundering Control Act of 1986, Executive Order No. 13224, Title 3 of the USA Patriot Act, and any regulations promulgated under any of them. As used herein "Executive Order No. 13224" is defined as Executive Order No. 13224 on Terrorist Financing effective September 24, 2001, and relating to “Blocking Property and Prohibiting Transactions With Persons Who Commit, Threaten to Commit, or Support Terrorism", as may be amended from time to time. "Prohibited Person" is defined as (i) a person or entity that is listed in the Annex to Executive Order No. 13224, or a person or entity owned or controlled by an entity that is listed in the Annex to Executive Order No. 13224; (ii) a person or entity with whom Landlord is prohibited from dealing or otherwise engaging in any transaction by any Anti-Terrorism Law; or (iii) a person or entity that is named as a "specially designated national and blocked person" on the most current list published by the U.S. Treasury Department Office of Foreign Assets Control at its official website, http://www.treas.gov/ofac/t11sdn.pdf or at any replacement website or other official publication of such list. "USA Patriot Act" is defined as the "Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001" (Public Law 107-56), as may be amended from time to time.
48.    NAME OF BUILDING
If Landlord chooses to change the name or address of the Building and/or the Project, such change shall not affect in any way Tenant’s obligations under this Lease, and, except for the name or address change, all terms and conditions of this Lease shall remain in full force and effect. Such name or address change shall not require a formal amendment to this Lease, but shall be effective upon Tenant's receipt of written notification from Landlord of said change.
49.    RELOCATION
Intentionally deleted.

50.     RENEWAL OPTION (WITH FMV RENT)
(a)Exercise of Option. Provided Tenant is not in default pursuant to any of the terms and conditions of this Lease, at the date of both the Extension Notice and the effective date of the Option, Tenant shall have the option (the “Option”) to renew this Lease for an additional five (5) year period (the “Extension Term”) commencing on the date following the Expiration Date upon the terms and conditions contained in this Paragraph 50. To exercise the Option, Tenant shall give Landlord notice (the “Extension Notice”) of intent to exercise said Option not less than twelve (12) months prior to the date on which the Extension Term which is the subject of the notice will commence. The notice shall be given as provided in Paragraph 33 hereof. In the event Tenant exercises the Option, this Lease will terminate in its entirety at the end of the Extension Term and Tenant will have no further option to renew or extend the Term of this Lease.

(b)    Procedures for Determining Prevailing Market Rate.

(i)     If Tenant timely exercises the Extension Option, not later than thirty (30) days after Landlord’s receipt of the Extension Notice, Landlord shall deliver to Tenant a good faith written proposal of the Prevailing Market Rate for the Premises for the Extension Term. Within ten (10) business days after receipt of Landlord’s proposal, Tenant shall notify Landlord in writing that (i) Tenant accepts Landlord’s proposal or (ii) Tenant rejects Landlord’s proposal. If Tenant does not give Landlord a timely notice in response to Landlord’s proposal, Landlord’s proposal of Prevailing Market Rate for the Extension Term shall be deemed accepted by Tenant.

(ii)     If Tenant timely rejects Landlord’s proposal, Landlord and Tenant shall first negotiate in good faith in an attempt to agree upon the Prevailing Market Rate for the Extension Term. If Landlord and Tenant are able to agree within ten (10) business days following the Landlord’s receipt of Tenant’s notice rejecting Landlord’s proposal (the “Negotiation Period”), such agreement shall constitute a determination of Prevailing Market Rate for purposes of this Article. If Landlord and Tenant are unable to agree upon the Prevailing Market Rate during the Negotiation Period, then within thirty (30) days after expiration of the Negotiation Period, the parties shall meet and concurrently deliver to each other their respective written estimates of the Prevailing Market Rate for the Extension Term, supported by the reasons therefore (respectively, “Landlord’s Determination” and “Tenant’s Determination”). Landlord’s Determination may be more or less than its initial proposal of Prevailing Market Rate. If either party fails to deliver its Determination in a timely manner, then the Prevailing Market Rate shall be the amount specified by the other party. If the higher of such Determinations is not more than one hundred five percent (105%) of the lower of such Determinations, then the Prevailing Market Rate shall be the average of the two Determinations. If the Prevailing Market Rate is not resolved by exchange of the Determinations, the Prevailing Market Rate shall be determined as follows, each party being bound to its Determination and such Determinations constituting the only two choices available to the Appraisal Panel (as hereinafter defined).

(iii)     Within thirty (30) days after the parties exchange Landlord's and Tenant's Determinations, the parties shall each appoint an independent, unaffiliated real estate broker with at least ten (10) years’ full-time experience brokering warehouse/industrial properties in the City and County where the Project is located. If either Landlord or Tenant fails to appoint a broker within said thirty (30) day period, the Prevailing Market Rate for the Extension Term shall be the Determination of the other party who timely appointed a broker.

Landlord's and Tenant's brokers shall work together in good faith to appoint an independent, unaffiliated third party broker meeting the same experience requirements within five (5) days, and notify both Landlord and Tenant of such selection. The three brokers shall then work together in good faith to decide which of the two Determinations more closely reflects the Prevailing Market Rate of the Premises for the Extension Term. The Determination selected by such brokers shall be binding upon Landlord and Tenant. If all three brokers cannot agree upon which of the two Determinations more closely reflects the Prevailing Market Rate within fifteen (15) days, the decision of a majority of the brokers shall prevail.

(iv)     Within five (5) days following notification of the identity of the third broker, Landlord and Tenant shall submit copies of Landlord's Determination and Tenant's Determination to the third broker. The three brokers are referred to herein as the "Appraisal Panel." The Appraisal Panel, if it so elects, may conduct a hearing, at which Landlord and Tenant may each make supplemental oral and/or written presentations, with an opportunity for rebuttal by the other party and for questioning by the members of the Appraisal Panel. Within fifteen (15) days following the appointment of the third broker, the Appraisal Panel, by majority vote, shall select either Landlord's Determination or Tenant's Determination as the Prevailing Market Rate of the Premises for the Extension Term, and shall have no right to propose a middle ground or to modify either of the two proposals or the provisions of this Lease. The decision of the Appraisal Panel shall be final and binding upon the parties, and may be enforced in accordance with the provisions of California law. In the event of the failure, refusal or inability of any member of the Appraisal Panel to act, a successor shall be appointed in the manner that applied to the selection of the member being replaced.

(v)    Each party shall pay the fees and expenses of the broker appointed by such party, and one-half of the fees and expenses of the third broker and the expenses incident to the proceedings of the Appraisal Panel (excluding attorneys' fees and similar expenses of the parties which shall be borne separately by each of the parties).

(c)     Prevailing Market Rate. As used in this Lease, the phrase "Prevailing Market Rate" means the amount that a landlord under no compulsion to lease the Premises, and a tenant under no compulsion to lease the Premises, would agree upon at arm's length as Base Rent for the Premises for the Extension Term, as of the commencement of the Extension Term. The Prevailing Market Rate shall be based upon non-sublease, non-encumbered, non-equity lease transactions recently entered into for space in the Building and in Comparable Buildings ("Comparison Leases") and may include periodic increases. Rental rates payable under Comparison Leases shall be adjusted to account for variations between this Lease and the Comparison Leases with respect to: (i) the length of the Extension Term compared to the lease term of the Comparison Leases; (ii) rental structure, including additional rent, and taking into consideration any "base year" or "expense stops"; (iii) the size of the Premises compared to the size of the premises under the Comparison Leases; (iv) utility, location, number of docks and efficiencies of the Premises compared to the premises under the Comparison Leases; (v) the age and quality of construction of the Building; (vi) the value of existing leasehold improvements to Tenant; and (vii) the financial condition and credit history of Tenant compared to the tenants under the Comparison Leases. In determining the Prevailing Market Rate, no consideration shall be given to (i) any rental abatement period granted to tenants in Comparison Leases in connection with the design and construction of tenant improvements, (ii) whether Landlord or the landlords under Comparison Leases are paying real estate brokerage commissions in connection with Tenant's exercise of the Extension Option or in connection with the Comparison Leases, and (iii) moving allowances paid. For purposes of this Article, Comparable Buildings means industrial buildings of comparable quality and with similar ratios of office to warehouse space located within the City of Livermore.

(d)    This option is personal to the original Tenant under the Lease and any assignee under a Permitted Transfer.

51.    TENANT’S EARLY TERMINATION RIGHT
Notwithstanding anything to the contrary contained in the Lease, the originally named Tenant under this Lease may terminate this Lease effective as of January 31, 2020 (the “Early Termination Date”) by giving Landlord notice (the “Termination Notice”) of Tenant’s election to terminate this Lease not less than (9) months prior to the Early Termination Date. In connection with such termination, Tenant shall pay to Landlord, in addition to all Rent due through the later of the Early Termination Date or the date Tenant actually vacates the Premises, a termination fee (the “Termination Fee”) equal to the sum of (a) the unamortized cost of (i) the Tenant Improvements, (ii) all leasing commissions and legal fees incurred by Landlord in connection with this Lease, and (iii) the initial two months of free rent (i.e., $42,688.00), amortized with interest at 8% per annum over the Term, and (b) One Hundred Twenty Thousand Six Hundred Thirteen and No/100 Dollars ($120,613.00), which Termination Fee shall be due and payable by Tenant to Landlord concurrently with Tenant’s delivery of the Termination Notice to Landlord. The amount of the Termination Fee shall be confirmed in a notice to Tenant following the Commencement Date. Failure to timely exercise such option or pay such Termination Fee shall result in such option expiring and being of no further force or effect. If Tenant properly exercises its option to terminate in accordance with the provisions hereof, this Lease shall be terminated on the Early Termination Date without further liability of Tenant hereunder, except for such liability that has accrued on or prior to the Early Termination Date and such liability that survives termination of the Lease by the terms hereof.
52.    INTENTIONALLY OMITTED
53.    INTENTIONALLY OMITTED
54.    INTENTIONALLY OMITTED
55.    SECURITY
55.1    While Landlord may in its sole and absolute discretion, engage security personnel to patrol the Building or the Project, Landlord is not providing any security services with respect to the Premises, and Landlord shall not be liable to Tenant for, and Tenant waives any claim against Landlord with respect to, any bodily injury, loss by theft or any other damage suffered or incurred by Tenant or Tenant’s employees or Visitors in connection with any unauthorized entry into the Premises or any other breach of security with respect to the Premises, the Building or the Project.
55.2    Tenant hereby agrees to the exercise by Landlord and Landlord’s Agents, within their sole discretion, of such security measures as, but not limited to, the evacuation of the Premises, the Building or the Project for cause, suspected cause or for drill purposes, the denial of access to the Premises, the Building or the Project and other related actions that it deems necessary to prevent any threat of property damage or bodily injury. The exercise of such security measures by Landlord and Landlord’s Agents, and the resulting interruption of service and cessation of Tenant’s business, if any, shall not be deemed an eviction or disturbance of Tenant’s use and possession of the Premises, or any part thereof, or render Landlord or Landlord’s Agents liable to Tenant for any resulting damages or relieve Tenant from Tenant’s obligations under this Lease.
56.    JUDICIAL REFERENCE
This Lease shall be construed and enforced in accordance with the laws of the State of California. Landlord and Tenant agree that, other than an action by Landlord to obtain possession of the Premises or any action which seeks relief which can only be obtained by court proceeding, any action or proceeding by either of them against the other arising out of or in connection with this Lease, Tenant's use or occupancy of the Premises, or any claim of injury or damage occurring in or about the Building or the Premises shall, upon the motion of either party, be submitted to general judicial reference pursuant to California Code of Civil Procedure Sections 638 et seq. or any successor statutes thereto. The parties shall cooperate in good faith to ensure that all necessary and appropriate parties are included in the judicial reference proceeding. The general referee shall have the authority to try all issues, whether of fact or law, and to report a statement of decision to the court. Landlord and Tenant shall use the procedures adopted by Judicial Arbitration and Mediation Services/Endispute ("JAMS") for judicial reference (or any other entity offering judicial reference dispute resolution procedures as may be mutually acceptable to the parties), provided that the following rules and procedures shall apply in all cases unless the parties agree otherwise:
(i)    The proceedings shall be heard in the County where the Project is located;
(ii)    The referee must be a retired judge or a licensed attorney with substantial experience in relevant real estate matters;
(iii)    Any dispute regarding the selection of the referee shall be resolved by JAMS or the entity providing the reference services, or, if no entity is involved, by the court with appropriate jurisdiction;
(iv)    The referee may require one or more pre-hearing conferences;
(v)    The parties shall be entitled to discovery, and the referee shall oversee discovery and may enforce all discovery orders in the same manner as any trial court judge;
(vi)    A stenographic record of the trial shall be made, provided that the record shall remain confidential except as may be necessary for post-hearing motions and any appeals;
(vii)    The referee’s statement of decision shall contain findings of fact and conclusions of law to the extent applicable; and
(viii)    The referee shall have the authority to rule on all post-hearing motions in the same manner as a trial judge.
The statement of decision of the referee upon all of the issues considered by the referee shall be binding upon the parties, and upon filing of the statement of decision with the clerk of the court, or with the judge where there is no clerk, judgment may be entered thereon. The decision of the referee shall be appealable as if rendered by the court. This provision shall in no way be construed to limit any valid cause of action which may be brought by any of the parties.
IF LANDLORD COMMENCES ANY SUMMARY PROCEEDINGS OR ACTION FOR NON‑PAYMENT OF RENT, TENANT SHALL NOT INTERPOSE ANY COUNTERCLAIM OF ANY NATURE OR DESCRIPTION (UNLESS SUCH COUNTERCLAIM SHALL BE MANDATORY) IN ANY SUCH PROCEEDING OR ACTION, AND ANY SUCH COUNTERCLAIM SHALL BE RELEGATED TO AN INDEPENDENT ACTION AT LAW. IN ADDITION, IN ANY ACTION, PROCEEDING OR COUNTERCLAIM ARISING IN CONNECTION WITH THIS LEASE, LANDLORD AND TENANT HEREBY (I) SUBJECT TO THE FOREGOING PROVISIONS OF THIS PARAGRAPH 56, WAIVE ANY OBJECTION TO VENUE IN THE COUNTY IN WHICH THE PROJECT IS LOCATED, AND CONSENT TO PERSONAL JURISDICTION OF THE COURTS OF THE STATE OF CALIFORNIA, AND (II) CONSENT TO SERVICE OF PROCESS BY ANY MEANS AUTHORIZED BY CALIFORNIA LAW. THE PROVISIONS OF THIS PARAGRAPH 56 SHALL SURVIVE THE EXPIRATION OF THE LEASE TERM OR EARLIER TERMINATION OF THIS LEASE.
(b)    Landlord and Tenant hereby waive any rights they may have in the selection of venue with respect to any action or proceeding (i) brought by Landlord, Tenant, or any other party, relating to (A) this Lease and/or any understandings or prior dealings between the parties hereto, or (B) the Premises, the Building or the Project or any part thereof, or (ii) to which Landlord is a party. Landlord and Tenant hereby stipulate and agree that the venue of any such suit shall be in Alameda County, California.
57.    RECORDATION
Neither this Lease, nor any memorandum, affidavit or other writing with respect thereto, shall be recorded by Tenant or by any one acting through, under or on behalf of Tenant, and the recording thereof in violation of this provision shall make this Lease null and void at Landlord’s election.
58.    FORCE MAJEURE
Any prevention, delay or stoppage due to strikes, lockouts, labor disputes, acts of God, inability to obtain services, labor, or materials or reasonable substitutes therefor, governmental actions, civil commotions, fire or other casualty, and other causes beyond the reasonable control of the party obligated to perform, except with respect to the obligations imposed with regard to Rent and other charges to be paid by Tenant pursuant to this Lease (collectively, the "Force Majeure"), notwithstanding anything to the contrary contained in this Lease, shall excuse the performance of such party for a period equal to any such prevention, delay or stoppage and therefore, if this Lease specifies a time period for performance of an obligation of either party, that time period shall be extended by the period of any delay in such party's performance cause by a Force Majeure.
59.    ACCEPTANCE
This Lease shall only become effective and binding upon full execution hereof by Landlord and delivery of a signed copy to Tenant and Landlord’s receipt of any Security Deposit.
60.    MISCELLANEOUS
The words “include,” “includes,” and “including” shall be deemed to be followed by the phrase “without limitation.” The phrase “business days” means Monday through Friday, excluding holidays. If there shall be more than one person or entity comprising Tenant, the act of or notice from, or notice or refund to, or the signature of, any one or more of them, in connection with any matter arising under this Lease, including but not limited to, any renewal, extension, expiration, termination or modification of this Lease, shall be binding upon each and all of the persons and entities comprising Tenant with the same force and effect as if each and all of them had so acted or so given or received such notice or refund or so signed.
[SIGNATURES ON NEXT PAGE]

IN WITNESS WHEREOF, Landlord and Tenant have executed and delivered this Lease as of the Lease Date specified in the Basic Lease Information.

OWNER:
174 LAWRENCE DRIVE INVESTORS LLC, a Delaware limited liability company
By: TPF Equity REIT Operating Partnership LP, its sole member
   By: TPF Equity REIT Operating
      Partnership GP LLC,
      its general partner

      By:
      Name:
      Its:
      Date:

      By:
      Name:
      Its:
      Date:

TENANT: ZELTIQ AESTHETICS, INC., a Delaware corporation By: Print Name: Its:

ZRDOCS #95872 v~~5~~6 Zeltiq Lease

EXHIBIT A
DIAGRAM OF THE PREMISES

1
ZRDOCS #95872 v~~5~~6 Zeltiq Lease

EXHIBIT B
TENANT IMPROVEMENT BID

1
ZRDOCS #95872 v~~5~~6 Zeltiq Lease

EXHIBIT C
INTENTIONALLY OMITTED

1
ZRDOCS #95872 v~~5~~6 Zeltiq Lease

EXHIBIT D
RULES AND REGULATIONS

This exhibit, entitled “Rules and Regulations,” is and shall constitute Exhibit D to the Lease Agreement, dated as of the Lease Date, by and between landlord and Tenant for the Premises. The terms and conditions of this Exhibit D are hereby incorporated into and are made a part of the Lease. Capitalized terms used, but not otherwise defined, in this Exhibit D have the meanings ascribed to such terms in the Lease.
1.    Tenant shall not use any method of heating or air conditioning other than that supplied by Landlord without the consent of Landlord.
2.    All window coverings installed by Tenant and visible from the outside of the building require the prior written approval of Landlord.
3.    Tenant shall not use, keep or permit to be used or kept any foul or noxious gas or substance or any flammable or combustible materials on or around the Premises, except to the extent that Tenant is permitted to use the same under the terms of Paragraph 32 of the Lease.
4.    Tenant shall not alter any lock or install any new locks or bolts on any door at the Premises without the prior consent of Landlord.
5.    Tenant shall not make any duplicate keys or key cards to the Premises or the Building without the prior consent of Landlord.
6.    Tenant shall park motor vehicles in parking areas designated by Landlord except for loading and unloading. During those periods of loading and unloading, Tenant shall not unreasonably interfere with traffic flow around the Building or the Project and loading and unloading areas of other tenants. Tenant shall not park motor vehicles in designated parking areas after the conclusion of normal daily business activity without obtaining Landlord’s prior written consent.
7.    Tenant shall not disturb, solicit or canvas any tenant or other occupant of the Building or Project and shall cooperate to prevent same.
8.    No person shall go on the roof without Landlord’s permission.
9.    Business machines and mechanical equipment belonging to Tenant which cause noise or vibration that may be transmitted to the structure of the Building, to such a degree as to be objectionable to Landlord or other tenants, shall be placed and maintained by Tenant, at Tenant’s expense, on vibration eliminators or in noise-dampening housing or other devices sufficient to eliminate noise or vibration.

1
ZRDOCS #95872 v~~5~~6 Zeltiq Lease

10.    All goods, including material used to store goods, delivered to the Premises of Tenant shall be immediately moved into the Premises and shall not be left in parking or receiving areas overnight.
11.    Tractor trailers which must be unhooked or parked with dolly wheels beyond the concrete loading areas must use steel plates or wood blocks under the dolly wheels to prevent damage to the asphalt paving surfaces. No parking or storing of such trailers will be permitted in the auto parking areas of the Project or on streets adjacent thereto.
12.    Forklifts which operate on asphalt paving areas shall not have solid rubber tires and shall only use tires that do not damage the asphalt.
13.    Tenant is responsible for the storage and removal of all trash and refuse. All such trash and refuse shall be contained in suitable receptacles stored behind screened enclosures at locations approved by Landlord.
14.    Tenant shall not store or permit the storage or placement of goods or merchandise in or around the common areas surrounding the Premises. No displays or sales of merchandise shall be allowed in the parking lots or other common areas.
15.    Tenant shall not permit any animals, including but not limited to, any household pets (but excluding service animals, which are permitted), to be brought or kept in or about the Premises, the Building, the Project or any of the common areas.
16.    Smoking is permitted only in designated areas.
17.    Tenant shall cooperate with Landlord’s efforts to obtain LEED certification for the Property, including complying with Landlord’s then-current energy saving efforts and participating in any recycling program.
18.    Tenant shall report maintenance problems involving water and moist conditions to the Property Manager promptly and conduct its business in a manner to prevent unusual moisture conditions or mold growth.
19.    Tenant shall not block or inhibit the flow of return or make up air into the HVAC system and shall maintain the Premises at a consistent temperature and humidity level in accordance with the Property Manager’s instructions.
20.    Tenant shall regularly conduct cleaning and janitorial activities, especially in bathrooms, kitchens and janitorial spaces, to remove mildew and prevent moist conditions.
21.    Tenant shall maintain water in all drain taps at all times.
INITIALS:
TENANT:
LANDLORD:

1
ZRDOCS #95872 v~~5~~6 Zeltiq Lease

2
ZRDOCS #95872 v~~5~~6 Zeltiq Lease

EXHIBIT E
INTENTIONALLY OMITTED

1
ZRDOCS #95872 v~~5~~6 Zeltiq Lease

EXHIBIT E-1
FORM OF ESTOPPEL CERTIFICATE

(herein "Tenant") hereby certifies to and its successors and assigns that Tenant leases from (“Landlord”) approximately ______ square feet of space (the “Premises”) in __________ pursuant to that certain Lease Agreement dated ______ by and between Landlord and Tenant, as amended by ________________ (collectively, the “Lease”), a true and correct copy of which is attached hereto as Exhibit A. Tenant hereby certifies to _____________, that as of the date hereof:

1. The Lease is in full force and effect and has not been modified, supplemented or amended, except as set forth in the introductory paragraph hereof.

2. Tenant is in actual occupancy of the Premises under the Lease and Tenant has accepted the same. Landlord has performed all obligations under the Lease to be performed by Landlord, including, without limitation, completion of all tenant work required under the Lease and the making of any required payments or contributions therefor. Tenant is not entitled to any further payment or credit for tenant work.

3. The initial term of the lease commenced _________________ and shall expire ______________. Tenant has the following rights to renew or extend the term of the Lease or to expand the Premises: ____________________________________.

4. Tenant has not paid any rentals or other payments more than one (1) month in advance except as follows: _________________________ .

5. Base Rent payable under the Lease is ____________. Base Rent and additional Rent have been paid through . There currently exists no claims, defenses, rights of set-off or abatement to or against the obligations of Tenant to pay Base Rent or Additional Rent or relating to any other term, covenant or condition under the Lease.

6. There are no concessions, bonuses, free months' rent, rebates or other matters affecting the rentals except as follows: .

7. No security or other deposit has been paid with respect to the Lease except as follows: __________________________________________

8. To Tenant’s knowledge, Landlord is not currently in default under the Lease and there are no events or conditions existing which, with or without notice or the lapse of time, or both, could constitute a default of the Landlord under the Lease or entitle Tenant to offsets or defenses against the prompt payment of rent except as follows:     . Tenant is not in default under any of the terms and conditions of the lease nor is

1
ZRDOCS #95872 v~~5~~6 Zeltiq Lease

there now any fact or condition which, with notice or lapse of time or both, will become such a default.

9. Tenant has not assigned, transferred, mortgaged or otherwise encumbered its interest under the lease, nor subleased any of the Premises nor permitted any person or entity to use the Premises except as follows: ___________________________________________________.

10. Tenant has no rights of first refusal or options to purchase the property of which the Premises is a part.

11. The Lease represents the entire agreement between the parties with respect to Tenant’s right to use and occupy the Premises.

Tenant acknowledges that the parties to whom this certificate is addressed will be relying upon the accuracy of this certificate in connection with their acquisition and/or financing of the Premises.

IN WITNESS WHEREOF, Tenant has caused this certificate to be executed this day of , ______.
"TENANT"
______________________________

By:___________________________
Name:
Title:

2
ZRDOCS #95872 v~~5~~6 Zeltiq Lease

EXHIBIT F
RENT PAYMENT INSTRUCTIONS

1
ZRDOCS #95872 v~~5~~6 Zeltiq Lease

EXHIBIT G

HAZARDOUS MATERIALS DISCLOSURE CERTIFICATE

Your cooperation in this matter is appreciated. Initially, the information provided by you in this Hazardous Materials Disclosure Certificate is necessary for the Landlord to evaluate your proposed uses of the premises (the “Premises”) and to determine whether to enter into a lease agreement with you as tenant. If a lease agreement is signed by you and the Landlord (the “Lease Agreement”), on an annual basis in accordance with the provisions of Paragraph 32 of the Lease Agreement, you are to provide an update to the information initially provided by you in this certificate. Any questions regarding this certificate should be directed to, and when completed, the certificate should be delivered to:

Landlord:	c/o UBS Realty Investors LLC

455 Market Street, Suite 1000
San Francisco, California 94105
Attention: ____________________
Phone: (415) 538-4800
Name of (Prospective) Tenant:
Mailing Address:

Contact Person, Title and Telephone Number(s):
Contact Person for Hazardous Waste Materials Management and Manifests and Telephone Number(s):

Address of (Prospective) Premises:
Length of (Prospective) initial Term:

1.    GENERAL INFORMATION:

1
ZRDOCS #95872 v~~5~~6 Zeltiq Lease

Describe the proposed operations to take place in, on, or about the Premises, including, without limitation, principal products processed, manufactured or assembled, and services and activities to be provided or otherwise conducted. Existing tenants should describe any proposed changes to on-going operations.

2.    USE, STORAGE AND DISPOSAL OF HAZARDOUS MATERIALS
2.1    Will any Hazardous Materials (as hereinafter defined) be used, generated, treated, stored or disposed of in, on or about the Premises? Existing tenants should describe any Hazardous Materials which continue to be used, generated, treated, stored or disposed of in, on or about the Premises.

Wastes	Yes 0	No 0
Chemical Products	Yes 0	No 0
Other	Yes 0	No 0
If Yes is marked, please explain:

2.2    If Yes is marked in Section 2.1, attach a list of any Hazardous Materials to be used, generated, treated, stored or disposed of in, on or about the Premises, including the applicable hazard class and an estimate of the quantities of such Hazardous Materials to be present on or about the Premises at any given time; estimated annual throughput; the proposed location(s) and method of storage (excluding nominal amounts of ordinary household cleaners and janitorial supplies which are not regulated by any Environmental Laws, as hereinafter defined); and the proposed location(s) and method(s) of treatment or disposal for each Hazardous Material, including, the estimated frequency, and the proposed contractors or subcontractors. Existing tenants should attach a list setting forth the information requested above and such list should include actual data from on-going operations and the identification of any variations in such information from the prior year’s certificate.
3.    STORAGE TANKS AND SUMPS

2
ZRDOCS #95872 v~~5~~6 Zeltiq Lease

3.1    Is any above or below ground storage or treatment of gasoline, diesel, petroleum, or other Hazardous Materials in tanks or sumps proposed in, on or about the Premises? Existing tenants should describe any such actual or proposed activities.

Yes 0	No 0
If yes, please explain:

4.    WASTE MANAGEMENT
4.1    Has your company been issued an EPA Hazardous Waste Generator I.D. Number? Existing tenants should describe any additional identification numbers issued since the previous certificate.

Yes 0	No 0
4.2    Has your company filed a biennial or quarterly reports as a hazardous waste generator? Existing tenants should describe any new reports filed.

Yes 0	No 0
If yes, attach a copy of the most recent report filed.
5.    WASTEWATER TREATMENT AND DISCHARGE
5.1    Will your company discharge wastewater or other wastes to:

_____ storm drain?	_____ sewer?
_____ surface water?	_____ no wastewater or other wastes discharged.
Existing tenants should indicate any actual discharges. If so, describe the nature of any proposed or actual discharge(s).

5.2    Will any such wastewater or waste be treated before discharge?

Yes 0	No 0

3
ZRDOCS #95872 v~~5~~6 Zeltiq Lease

If yes, describe the type of treatment proposed to be conducted. Existing tenants should describe the actual treatment conducted.

6.    AIR DISCHARGES
6.1    Do you plan for any air filtration systems or stacks to be used in your company’s operations in, on or about the Premises that will discharge into the air; and will such air emissions be monitored? Existing tenants should indicate whether or not there are any such air filtration systems or stacks in use in, on or about the Premises which discharge into the air and whether such air emissions are being monitored.

Yes 0	No 0
If yes, please describe:

6.2    Do you propose to operate any of the following types of equipment, or any other equipment requiring an air emissions permit? Existing tenants should specify any such equipment being operated in, on or about the Premises.

_____ Spray booth(s)	_____ Incinerator(s)
_____ Dip tank(s)	_____ Other (Please describe)
_____ Drying oven(s)	_____ No Equipment Requiring Air Permits
If yes, please describe:

6.3    Please describe (and submit copies of with this Hazardous Materials Disclosure Certificate) any reports you have filed in the past [thirty-six] months with any governmental or quasi-governmental agencies or authorities related to air discharges or clean air requirements and any such reports which have been issued during such period by any such agencies or authorities with respect to you or your business operations.

4
ZRDOCS #95872 v~~5~~6 Zeltiq Lease

7.    HAZARDOUS MATERIALS DISCLOSURES
7.1    Has your company prepared or will it be required to prepare a Hazardous Materials management plan (“Management Plan”) or Hazardous Materials Business Plan and Inventory (“Business Plan”) pursuant to Fire Department or other governmental or regulatory agencies’ requirements? Existing tenants should indicate whether or not a Management Plan is required and has been prepared.

Yes 0	No 0
If yes, attach a copy of the Management Plan or Business Plan. Existing tenants should attach a copy of any required updates to the Management Plan or Business Plan.
7.2    Are any of the Hazardous Materials, and in particular chemicals, proposed to be used in your operations in, on or about the Premises listed or regulated under Proposition 65? Existing tenants should indicate whether or not there are any new Hazardous Materials being so used which are listed or regulated under Proposition 65.

Yes 0	No 0
If yes, please explain:

8.    ENFORCEMENT ACTIONS AND COMPLAINTS
8.1    With respect to Hazardous Materials or Environmental Laws, has your company ever been subject to any agency enforcement actions, administrative orders, or consent decrees or has your company received requests for information, notice or demand letters, or any other inquiries regarding its operations? Existing tenants should indicate whether or not any such actions, orders or decrees have been, or are in the process of being, undertaken or if any such requests have been received.

Yes 0	No 0

5
ZRDOCS #95872 v~~5~~6 Zeltiq Lease

If yes, describe the actions, orders or decrees and any continuing compliance obligations imposed as a result of these actions, orders or decrees and also describe any requests, notices or demands, and attach a copy of all such documents. Existing tenants should describe and attach a copy of any new actions, orders, decrees, requests, notices or demands not already delivered to Landlord pursuant to the provisions of Paragraph 32 of the Lease Agreement.

8.2    Have there ever been, or are there now pending, any lawsuits against your company regarding any environmental or health and safety concerns?

Yes 0	No 0
If yes, describe any such lawsuits and attach copies of the complaint(s), cross-complaint(s), pleadings and other documents related thereto as requested by Landlord. Existing tenants should describe and attach a copy of any new complaint(s), cross-complaint(s), pleadings and other related documents not already delivered to Landlord pursuant to the provisions of Paragraph 32 of the Lease Agreement.

8.3    Have there been any problems or complaints from adjacent tenants, owners or other neighbors at your company’s current facility with regard to environmental or health and safety concerns? Existing tenants should indicate whether or not there have been any such problems or complaints from adjacent tenants, owners or other neighbors at, about or near the Premises and the current status of any such problems or complaints.

Yes 0	No 0
If yes, please describe. Existing tenants should describe any such problems or complaints not already disclosed to Landlord under the provisions of the signed Lease Agreement and the current status of any such problems or complaints.

6
ZRDOCS #95872 v~~5~~6 Zeltiq Lease

9.    PERMITS AND LICENSES
9.1    Attach copies of all permits and licenses issued to your company with respect to its proposed operations in, on or about the Premises, including, without limitation, any Hazardous Materials permits, wastewater discharge permits, air emissions permits, and use permits or approvals. Existing tenants should attach copies of any new permits and licenses as well as any renewals of permits or licenses previously issued.
As used herein, “Hazardous Materials” shall mean and include any substance that is or contains (a) any “hazardous substance” as now or hereafter defined in § 101(14) of the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as amended (“CERCLA”) (42 U.S.C. § 9601 et seq.) or any regulations promulgated under CERCLA; (b) any “hazardous waste” as now or hereafter defined in the Resource Conservation and Recovery Act, as amended (“RCRA”) (42 U.S.C. § 6901 et seq.) or any regulations promulgated under RCRA; (c) any substance now or hereafter regulated by the Toxic Substances Control Act, as amended (“TSCA”) (15 U.S.C. § 2601 et seq.) or any regulations promulgated under TSCA; (d) petroleum, petroleum by-products, gasoline, diesel fuel, or other petroleum hydrocarbons; (e) asbestos and asbestos-containing material, in any form, whether friable or non-friable; (f) polychlorinated biphenyls; (g) lead and lead-containing materials; or (h) any additional substance, material or waste (A) the presence of which on or about the Premises (i) requires reporting, investigation or remediation under any Environmental Laws (as hereinafter defined), (ii) causes or threatens to cause a nuisance on the Premises or any adjacent property or poses or threatens to pose a hazard to the health or safety of persons on the Premises or any adjacent property, or (iii) which, if it emanated or migrated from the Premises, could constitute a trespass, or (B) which is now or is hereafter classified or considered to be hazardous or toxic under any Environmental Laws; and “Environmental Laws” shall mean and include (a) CERCLA, RCRA and TSCA; and (b) any other federal, state or local laws, ordinances, statutes, codes, rules, regulations, orders or decrees now or hereinafter in effect relating to (i) pollution, (ii) the protection or regulation of human health, natural resources or the environment, (iii) the treatment, storage or disposal of Hazardous Materials, or (iv) the emission, discharge, release or threatened release of Hazardous Materials into the environment.
The undersigned hereby acknowledges and agrees that this Hazardous Materials Disclosure Certificate is being delivered to Landlord in connection with the evaluation of a Lease Agreement and, if such Lease Agreement is executed, will be attached thereto as an exhibit. The undersigned further acknowledges and agrees that if such Lease Agreement is executed, this Hazardous Materials Disclosure Certificate will be updated from time to time in accordance with Paragraph 32 of the Lease Agreement. The undersigned further acknowledges and agrees that the Landlord and its partners, lenders and representatives may, and will, rely upon the statements, representations, warranties, and certifications made herein and the truthfulness thereof in entering into the Lease Agreement and the continuance thereof throughout the term, and any renewals thereof, of the Lease Agreement. I [print name] ____________________, acting with full authority to bind the (proposed)

7
ZRDOCS #95872 v~~5~~6 Zeltiq Lease

Tenant and on behalf of the (proposed) Tenant, certify, represent and warrant that the information contained in this certificate is true and correct.
(PROSPECTIVE) TENANT:

By:

Title:

Date:
INITIALS:

TENANT:

LANDLORD:

8
ZRDOCS #95872 v~~5~~6 Zeltiq Lease